LAKE CITY LIMITED PARTNERSHIP

                        SECOND AMENDED AND RESTATED

               AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP


                        Dated as of August 1, 1998




                        LAKE CITY LIMITED PARTNERSHIP

TABLE OF CONTENTS


											Page

Preliminary Statement ...................................
	1

ARTICLE I		Defined Terms ............................	1

ARTICLE II		Name and Business ........................
	13

2.1			Name; Continuation .......................	13
2.2			Office and Resident Agent ................	13
2.3			Purpose ..................................	13
2.4			Term and Dissolution .....................	13

ARTICLE III	Mortgage, Refinancing and Disposition
			  of Property ............................	14

ARTICLE IV		Partners; Capital ........................
	15

4.1			Capital and Capital Accounts .............	15
4.2			General Partner ..........................	16
4.3			Investment Limited Partner, Special
			  Limited Partner and Original Limited
			  Partner ................................ 	16
4.4			Liability of the Limited Partner .........	17
4.5			Special Rights of the Investment
			  Limited Partner ........................	17
4.6			Meetings .................................	19

ARTICLE V		Capital Contributions of the Investment
			  Limited Partner and the Special
			  Limited Partner ........................	20
5.1			Payments .................................	20
5.2			Return of Capital Contributions ..........	23

ARTICLE VI		Rights, Powers and Duties of General
			  Partners ...............................	26

6.1			Authorized Acts ..........................	26
6.2			Restrictions on Authority ................	27
6.3			Personal Services ........................	29
6.4			Business Management and Control; Tax
			  Matters Partner ........................	29
6.5			Duties and Obligations ...................	30
6.6			Representations and Warranties ...........	32
6.7			Liability on the Permanent Mortgage ......	36
6.8			Indemnification of the General Partners ..	36
6.9			Indemnification of the Partnership and
			  the Limited Partners ...................	37
6.10			Operating Deficits .......................	38
6.11			Obligation to Complete the Construction
			  of the Apartment Complex ...............	38
6.12			Certain Payments to the General Partners
			  and Others .............................	40
6.13			Delegation of General Partner Authority ..	41
6.14			Assignment to Partnership ................	41

ARTICLE VII	Withdrawal of a General Partner; New
			  General Partners .......................	42

7.1			Withdrawal ...............................	42
7.2			Obligation to Continue ...................	43
7.3			Withdrawal of All General Partners .......	43
7.4			Interest of General Partner After
			  Permitted Withdrawal ...................	43
7.5			Admission of Additional General
			  Partner(s)under Certain Circumstances ..	44

ARTICLE VIII	Transferability of Limited Partner
			  Interests ..............................	45

8.1			Assignments ..............................	45
8.2			Substituted Limited Partner ..............	45
8.3			Restrictions .............................	46

ARTICLE IX		Borrowings ..............
	46

9.1	Borrowings ...............................			47

ARTICLE X		Profits, Losses, Tax Credits,
			  Distributions and Capital Accounts .....	47

10.1			Profits, Losses and Tax Credits ..........	47
10.2			Cash Distributions Prior to Dissolution ..	49
10.3			Distribution Upon Dissolution ............	52
10.4			Special Provisions .......................	53
10.5			Authority of the General Partners to
			  Vary Allocations to Preserve and
			  Protect the Partners' Intent ...........	57

ARTICLE XI 	Management Agent .........................
	58

ARTICLE XII 	Books and Records, Accounting, Tax
			  Elections, Etc. ........................	59

12.1			Books and Records ........................	59
12.2			Bank Accounts ............................	59
12.3			Auditors .................................	59
12.4			Cost Recovery and Elections ..............	60
12.5			Special Basis Adjustments ................	61
12.6			Fiscal Year ..............................	61
12.7			Information to Partners ..................	61
12.8			Expenses of the Partnership ..............	64

ARTICLE XIII	General Provisions .......................	66

13.1			Restrictions by Reason of Section 708 of
			  the Code ...............................	66
13.2			Amendments to Certificate ................	66
13.3			Notices ..................................	66
13.4			Word Meanings ............................	67
13.5			Binding Effect ...........................	67
13.6			Applicable Law ...........................	67
13.7			Counterparts .............................	67
13.8			Financing Regulations ....................	67
13.9			Separability of Provisions ...............	68
13.10			Paragraph Titles .........................
	68
13.11			Amendment Procedure ......................
	68
13.12			Time of Admission ........................
	68

LAKE CITY LIMITED PARTNERSHIP
AMENDED AND RESTATED AGREEMENT
  AND CERTIFICATE OF LIMITED PARTNERSHIP

Preliminary Statement

	Lake City Limited Partnership (the Partnership) was formed as a Pennsylvania limited partnership pursuant to an Agreement and Certificate of Limited Partnership dated February 4, 1997(the Original Agreement) by and among Patterson-Erie Corporation, a Delaware business corporation as general partner (the Original General Partner) and William L. Patterson, Jr. as the limited partner (the Original Limited Partner). The Original Agreement was filed with the Filing Office on September 17, 1997. The Original Agreement was amended by an Amendment to Agreement and Certificate of Limited Partnership dated December 31, 1997, filed with the Filing Office on May 14, 1998 and with the records of Erie County, Pennsylvania at book 3838, page 683 (the Amended Agreement), whereby, inter alia, the Original General Partner withdrew from the Partnership and Home Properties of New York, L.P., a New York limited partnership, was admitted as general partner (the General Partner). (However, Lake City Limited Partnership was incorrectly listed as a limited partner in the Amended Agreement).

	WHEREAS, the parties hereto now desire to enter into this Second Amended and Restated Agreement of Limited Partnership to:
(i) continue the Partnership, (ii) acknowledge the withdrawal of the William L. Patterson, Jr. as the Original Limited Partner,
(iii) reaffirm that Lake City Limited Partnership is not a limited partner of the Partnership, (iv) admit Boston Capital Tax Credit Fund, IV, L.P. to the Partnership as Investment Limited Partner, (v) admit BCTC 94, Inc. as Special Limited Partner, (vi) reassign the Interests in the Partnership and (vii) set forth all of the provisions governing the Partnership and the Partners herein. Certain capitalized terms used herein shall have the respective meanings specified in Article I.

	In consideration of mutual agreements set forth herein, it is agreed and certified, and the Original Agreement and Restated
Agreement are hereby amended and restated, in their entirety, as follows:

ARTICLE I

Defined Terms

	The defined terms used in this Agreement shall have the meanings specified below:

	Actual Credit means, with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Investment Limited Partner for such year. The Actual
Credit shall be retroactively revised if the amount of Tax Credit properly allocable to the Investment Limited Partner is revised after audit.

	Additional Limited Partner means any holder of an Interest designated as an Additional Limited Partner pursuant to Section
7.4.

	Admission Date means the first date on which all parties hereto shall have executed this Agreement, or, if, pursuant to the Uniform Act, the Investment Limited Partner shall not be deemed admitted to the Partnership on such date, then the next date thereafter on which the Investment Limited Partner shall be deemed to be admitted to the Partnership under the Uniform Act.

	Affiliate means as to any named Person (or as to every Partner if no Person is specifically named): (i) such Person or any member of his Immediate Family; (ii) the legal representative, successor or assignee of, or any trustee of a trust for the benefit of, any such Person or member of his Immediate Family; (iii) any Entity of which a majority of the voting interests is owned by any one or more of the Persons referred to in the preceding clauses (i) and (ii); (iv) any officer, director, trustee, employee, stockholder (10% or more) or partner of any Person referred to in the preceding clauses
(i), (ii) and (iii); and (v) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, any Person referred to in any of the preceding clauses.

	Agreement means this Second Amended and Restated Agreement of Limited Partnership, including Schedule A, as amended from time to time.

	Amended & Restated Agreement has the meaning specified in the Preliminary Statement.

	Annual Partnership Management Fee means the fee payable to the General Partners pursuant to the provisions of Section
6.12(a).

	Apartment Complex means the real property located in Lake City, Erie County, Pennsylvania as more fully described in the Mortgage, together with (i) all buildings and other improvements constructed or to be constructed thereon and (ii) all furnishings, equipment and personal property covered by the Mortgage.

	Applicable Federal Rate means the applicable federal rate as defined in Section 1274(d) of the Code.

	Applicable Percentage has the meaning given to it in Section
42(b) of the Code.

	Auditors means John Guelcher of McMahon, O'Polka, Guelcher & Associates, 2809 West Eight Street, Erie, PA 16505 or such other firm of independent certified public accountants as may be engaged by the General Partners with the consent of Boston
Capital for the purposes of preparing the Partnership income tax returns, auditing the books and records of the Partnership and certifying financial reports of the Partnership.

	Authority means Pennsylvania Housing Finance Agency.

	BCCLP means Boston Capital Communications Limited
Partnership, a Massachusetts Limited Partnership, its successors and assigns.

	Boston Capital means Boston Capital Partners, Inc., a
Massachusetts corporation.

	Breakeven Operations/Breakeven Point means the first time at which, as certified by the General Partners, based upon three (3) consecutive full calendar months of operation occurring after Permanent Mortgage Commencement, with each month taken individually, the rental income (including government subsidies) of the Partnership actually received on a cash basis (excluding prepaid rent) shall have exceeded all the Partnership's expenses on an accrual basis (including the funding of any reserves required pursuant to the terms of this Agreement), except for depreciation, distributions of Cash Flow and Capital Transaction proceeds to the Partners and the fees payable pursuant to this Agreement. For purposes of the foregoing, expenses shall (i) include monthly payments of principal and interest in the amount specified in the Mortgage regardless of any forbearance thereof,
(ii) include a ratable portion of the annual amount (as estimated by the General Partners) of those seasonal expenses (such as utilities and maintenance expense) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation, and (iii) be adjusted, if necessary, so that the expenses of real estate taxes and insurance are based on the General Partners' estimate of the full value of the Apartment Complex after completion of construction.

Capital Account has the meaning specified in Section 4.1(b).

	Capital Contribution means the total value of cash or property contributed and agreed to be contributed to the Partnership by each Partner, as shown in Schedule A. Any reference in this Agreement to the Capital Contribution of a then
Partner shall include a Capital Contribution previously made by any prior Partner for the Interest of such then Partner.

	Capital Transaction means any transaction the proceeds of which are not includable in determining Cash Flow including, without limitation, the sale or other disposition of all or substantially all of the assets of the Partnership, but excluding the payment of Capital Contributions.

	Carryover Certification means the date upon which the Investment Limited Partner shall have received, in a form and in substance satisfactory to the Investment Limited Partner, the certification of the Auditors that as of a date no later than December 31, 1997, the Partnership had owned land or depreciable property constituting part of the apartment complex and had incurred capitalizable costs with respect to the Apartment Complex of at least ten percent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1999, so that each building in the Apartment Complex constitutes a qualified building for the purposes of Section 42(h)(E)(ii) of the Code.

	Cash Flow means the profits or losses of the Partnership from and after the Commencement Date subject to any applicable
RECD or Lender requirements and to the following adjustments:

	(a)	Cost recovery deductions of buildings, improvements and
personal property and amortization of any financing fees shall not be deducted;

(b) 	Mortgage amortization shall be deducted;

	(c) 	Mortgage interest which is included in determining
profits and losses but which is not currently payable in cash shall be deducted when actually paid;

	(d) 	Payments to reserves under Section 6.5(e) shall be
deducted;

	(e) 	Any amounts paid for capital expenditures shall be
deducted, unless paid from any replacement reserve or funded through insurance;

	(f) 	The proceeds of any Permanent Mortgage refinancing, any
sale, exchange, eminent domain taking, damage or destruction
(whether insured or uninsured), or other disposition, of all or any part of the Apartment Complex (other than the proceeds of any business or rental interruption insurance) shall not be included;

	(g) 	Any rent or interest subsidy payments shall be
included;

	(h) 	The fees set forth in Sections 6.12 and any fee payable
in connection with any transaction referred to in clause (f) above shall not be deducted; and

	(i) 	Prior to Permanent Mortgage Commencement, an amount
equal to the amount, if any, of net rental income applied to complete the construction of the Apartment Complex pursuant to
Section 6.11(a) shall be deducted.

	Class Contribution means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investment Limited Partner, the Special
Limited Partner or any Additional Limited Partner.)

	Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations (permanent or temporary) issued thereunder. References herein to any Code section shall include any successor provisions.

	Commencement Date means the first day of the month in which the Admission Date occurs.

	Competitive Real Estate Commission means that real estate or brokerage commission paid for the purchase or sale of the Apartment Complex or other Partnership property which is reasonable, customary and competitive in light of the size, type and location of the Apartment Complex or other property.

	Completion Date means the date upon which the Apartment Complex has been completed as evidenced by the issuance by the inspecting architect and by each governmental agency having jurisdiction of certificates of substantial completion or occupancy (or local equivalents) with respect to all 44 apartment units in the Apartment Complex.

	Consent of the Investment Limited Partner means the prior written consent or approval of the Investment Limited Partner.

	Construction and Development Fee means the fee described in
Section 6.12(b).

	Consumer Price Index means the Consumer Price Index for all Urban Consumers as published by the United States Department of Labor (or, if publication is discontinued, by an appropriate successor index) for the area including the location of the Property.

	Cost Certification means the date upon which the Investment Limited Partner shall have received the written certification of the Auditors, in a form and in substance satisfactory to the Investment Limited Partner, as to the itemized amounts of the construction and development costs of the Apartment Complex and the Eligible Basis and Applicable Percentage pertaining to each building in the Apartment Complex.

	Credit Period means the period of ten tax years beginning with the tax year in which the building is placed in service or, at the election of the taxpayer, the succeeding tax year but only if the building is a qualified low-income building as of the close of the first year of that period.

	Credit Recovery Loan means a constructive interest-bearing advance of the Investment Limited Partner as more fully described in Section 5.1(f). Credit Recovery Loans and interest thereon shall not be treated as loans or interest, respectively, for accounting, tax or liability purposes or for the purposes of
Section 6.2(a)(1).  For the purposes of Article X, the term
Credit Recovery Loan shall not include any portion of such an advance which shall have theretofore been paid to the Investment Limited Partner.

	Credit Shortfall has the meaning given to it in Section
5.1(f).

	Disposition (including the forms Dispose and Disposing) means, as to a Limited Partner, the assignment, sale, transfer, exchange, or other disposition of all or any part of its Interest.

	89-12 Requirements means the requirements set forth in Internal Revenue Procedure 89-12 which are prerequisites to the issuance, assuming that each General Partner is a corporation, by the Service of an advance ruling that the Partnership will be taxed as a partnership and not as an association taxable as a corporation for Federal income tax purposes.

	Eligible Basis has the meaning given to it in Section 42 of the Code.

	Entity means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

Event of Bankruptcy means with respect to any Person,

	(i)	the entry of a decree or order for relief by a court
having jurisdiction in respect of such Person in a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of such Person's property, or the issuance of an order for the winding-up or liquidation of such Person's affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty
(60) consecutive days, or

	(ii)	the commencement by such Person of a proceeding seeking
any decree, order or appointment referred to in clause (i), the consent by such Person to any such decree, order or the appointment, or taking of any action by such Person in furtherance of any of the foregoing.

	Filing Office means the Office of the Secretary of State of the Commonwealth of Pennsylvania and the office of the Recorder of Deeds of Erie County, Pennsylvania.

	General Partners means the Persons designated as the General Partners on Schedule A and any Persons who become General
Partners as provided herein, in their capacities as general partners of the Partnership. At any and all times where there is only one General Partner, the term General Partners shall mean such sole General Partner.

	Hazardous Material shall have the collective meanings given to the terms hazardous material, hazardous substances and hazardous wastes in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meanings given to such terms in any similar state or local statutes, ordinances, regulations or by-laws. In addition, the term Hazardous Material shall also include oil and any other substance known to be hazardous.

	Immediate Family means with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children-in-law and grandchildren-in-law.

	Incentive Management Fee has the meaning specified in
Section 11.E.

	Initial 100% Occupancy Date means the first date upon which not less than one-hundred percent (100%) of the 44 apartment units in the Apartment Complex shall have been leased to tenants meeting the terms of the Minimum Set-Aside Test under executed RECD-approved leases at rentals meeting the requirements of the Rent Restriction Test.

	Installment means an installment of the Investment Limited Partner's Capital Contribution paid or payable to the Partnership pursuant to Section 5.1.

	Interest means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

	Invested Amount means (i) as to the Investment Limited
Partner, an amount equal to the paid-in Capital Contribution of the Investment Limited Partner divided by .73 and (ii) as to any other Partner, an amount equal to its paid-in Capital
Contribution.

	Investment General Partner means Boston Capital Associates IV, L.P., a Delaware limited partnership, in its capacity as the general partner of the Investment Limited Partner, and any other Person who may become a successor or additional general partner of the Investment Limited Partner.

	Investment Limited Partner means Boston Capital Tax Credit Fund IV, L.P., particularly series __ thereof, a Delaware limited partnership, and any Person or Persons who replace it as Substituted Limited Partner, but shall not include any Special
Limited Partner or Additional Limited Partners.

	Investment Partnership Agreement means the Agreement of
Limited Partnership of the Investment Limited Partner, as amended from time to time.

	Lender means RECD in its capacity as maker of a Mortgage loan, or its successors and assigns in such capacity.

	Limited Partners means the Investment Limited Partner, the Special Limited Partner and any Additional Limited Partner.

	Management Agent means the management and rental agent for the Apartment Complex.

	Management Agreement means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

	Management Fee means the Management Fee to which reference is made in Article XI.A.

	Minimum Set-Aside Test means the set aside test selected by the Partnership pursuant to Section 42(g) of the Code whereby at least 40% of the units in the Apartment Complex must be occupied by individuals with incomes equal to 60% or less of area median income, as adjusted for family size.

	Mortgage means the mortgage indebtedness of the Partnership to RECD; and where the context admits Mortgage shall mean and include the mortgage note evidencing such indebtedness, the mortgage or deed of trust and security agreement securing such indebtedness, the loan agreement and all other documentation related thereto which evidence and secure such indebtedness, including any RECD documentation related thereto.

	Original Agreement has the meaning specified in the Preliminary Statement.

	Original Certificate has the meaning specified in the Preliminary Statement.

	Original General Partner has the meaning specified in the Preliminary Statement.

	Original Limited Partner has the meaning specified in the Preliminary Statement.

Partner means any General Partner or Limited Partner.

	Partner Non-Recourse Debt means any Partnership liability
(a) that is considered non-recourse under Treasury Regulation
Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (b) for which any Partner or Related Person bears the economic risk of loss.

	Partner Non-Recourse Debt Minimum Gain means, with respect to any Partner, the sum of (a) the deductions attributable to Partner Non-Recourse Debt that have been allocated to such Partner and (b) the aggregate amount of distributions made to such Partner of proceeds of such debt that are allocable to an increase in minimum gain attributable to such debt (but only if such Partner or a Related Person bears the economic risk of loss for such debt) in excess of the sum of (c) such Partner's aggregate share of the net decreases in minimum gain attributable to such debt and (d) such Partner's share of the decreases in the minimum gain attributable to such debt resulting from revaluations of Partnership property subject to such debt. The net increase (or decrease) in the minimum gain that is attributable to Partner Non-Recourse Debt equals the sum of (i) any increase (or decrease) in the net increase in Partnership Minimum Gain during a year that would result if such Partner NonRecourse Debt were treated as a Partnership Non-Recourse Liability and (ii) any decrease (or increase) in the net decrease in Partnership Minimum Gain during a year that would result if such Partner Non-Recourse Debt were treated as a Partnership Non-Recourse Liability.

	Partnership means the limited partnership continued pursuant to this Agreement.

	Partnership Minimum Gain means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Section 1.704-2(d).

	Partnership Non-Recourse Liability means any Partnership liability (or portion thereof) for which no Partner or Related
Person bears the economic risk of loss.

	Permanent Lender means RECD, in its capacity as maker and holder of the Permanent Mortgage, together with its successors and assigns in such capacity.

	Permanent Mortgage means the permanent financing provided, or to be provided in the form of a Permanent Mortgage by the RECD for the Apartment Complex following the completion thereof in the aggregate principal amount of $1,174,169 consisting of two components:

	1.	Assumption of a loan in the amount of $917,169 provided
pursuant to an Assumption Agreement dated November 12, 1997, by and between the Partnership and RECD; and,

	2.	Equity financing in the amount of $257,000 provided
pursuant to a Promissory Note dated November 12, 1997.

	Permanent Mortgage Commencement means the first date on which all of the following shall have occurred: (a) the Completion Date; (b) the principal amount and maturity date of the Permanent Mortgage shall have been finally determined; and
(c) amortization of the Permanent Mortgage shall have commenced.

Person means any individual or Entity.

	Project Documents means and includes the Permanent Mortgage, the RECD Loan Agreement, the Rental Assistance Agreement, the
Management Agreement, all other instruments delivered to (or required by) RECD and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

	Projected Credit to the Investment Limited Partner means $14,761 for 1998; $35,426 per annum for the years 1999 through 2007 (inclusive); and $14,759 for 2008; provided, however, that the Projected Credit for 2008 shall be reduced by the amount, if any, by which the Actual Credit for 1998 exceeds $14,761.

	Prospectus means the prospectus contained in the registration statement (File No. 33-70564) filed with the Securities and Exchange Commission on behalf of the Investment Limited Partner for the registration of beneficial assignee certificates and/or limited partnership interests under the Securities Act of 1933 in the final form in which said prospectus is filed with said Commission and as thereafter amended and/or supplemented from time to time pursuant to Rule 424 under said Act, or otherwise.

	Qualified Income Offset Item means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to
Section 706(d) of the Code as the result of a change in any Partner's Interest, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

	RECD means the Rural Economic & Community Development Agency of the United States Department of Agriculture.

	RECD Loan Agreement means the RECD Loan Agreement dated by and between the Partnership and, as amended from time to time.

	Related Person means a person related to a Partner within the meaning of Treasury Regulation Section 1.752-4(b).

	Rent Restriction Test means the test pursuant to Section 42 of the Code whereby the gross rent charged to tenants of the low-income units in the Apartment Complex may not exceed thirty percent (30%) of the qualifying income levels.

	Rental Assistance Agreement means the Rental Assistance
Agreement, by and between the Partnership and RECD, as it may be amended from time to time, and any successor agreement.

	Reporting Fee means the fee payable to Boston Capital or an Affiliate thereof pursuant to Section 6.12(c).

	Schedule A means Schedule A to this Agreement as amended from time to time.

Service means the Internal Revenue Service.

	Site has the meaning given to it in the Federal
Comprehensive Environmental Response, Compensation and Liability
Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

	Special Limited Partner means BCTC 94, Inc., a Delaware corporation, and any Person who becomes a Special Limited Partner as provided herein, in its capacity as a special limited partner of the Partnership.

	State means the State of Pennsylvania.

	State Designation means the date upon which the Partnership receives the allocation by the authorized agency of the State of a Tax Credit for the building(s) constituting the Apartment
Complex in an annual dollar amount of not less than $35,430 as evidenced by the execution by or on behalf of such agency of Form(s) 8609.

	Subordinated Loan means any loan made by the General
Partners to the Partnership pursuant to Section 6.10.

	Substituted Limited Partner means any Person who is admitted to the Partnership as Limited Partner under Section 8.2 or acquires the Interest of a Limited Partner pursuant to Section
5.2.

	Tax Accountants means Reznick, Fedder & Silverman of
Bethesda, Maryland or such other firms of independent certified public accountants as may be engaged by Boston Capital to review the Partnership income tax returns.

	Tax Credit means the low-income housing tax credit pursuant to Section 42 of the Code.

	Tax Credit Set-Aside means the date upon which the Partnership receives a preliminary reservation by the authorized agency of the State of Tax Credit for the building(s) constituting the Apartment Complex in an annual dollar amount of not less than $35,430.

	Uniform Act means the Uniform Limited Partnership Act as adopted by the State.

	Vessel has the meaning given to it in the Federal
Comprehensive Environmental Response, Compensation and Liability
Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

	Withdrawal (including the forms Withdraw, Withdrawing and Withdrawn) means, as to a General Partner, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution, liquidation, or voluntary or involuntary withdrawal or retirement from the Partnership for any reason, including whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement. Withdrawal shall also mean the sale, assignment, transfer or encumbrance by a General Partner of its interest as a General Partner. A General Partner which is a corporation or partnership shall be deemed to have sold, assigned, transferred or encumbered its interest as a General Partner in the event (as a result of one or more transactions) of any sale, assignment or other transfer (but specifically excluding any transfer occurring pursuant to the laws of descent and distribution) of a controlling interest in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. For purposes of this definition of Withdrawal, controlling interest shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract
or otherwise.	Working Capital Loan means a loan made by the
General Partners to the Partnership as described in Section 9.2.

ARTICLE II

   Name and Business

2.1 Name; Continuation

	The name of the Partnership is Lake City Limited
Partnership. The Partners agree to continue the Partnership which was formed pursuant to the provisions of the Uniform Act.

	2.2 Office and Resident Agent

	(a)	The principal office of the Partnership is 850 Clinton
Square, Rochester, NY 14604 at which office there shall be maintained those records required by the Uniform Act to be kept by the Partnership. The Partnership may have such other or additional offices as the General Partners shall deem desirable.
The General Partners may at any time change the location of the principal office and shall give due notice thereof to the Limited
Partners.

	(b) The resident agent in the State for the Partnership for service of process is as follows:

					Marilyn Thomas
					1932B West Eighth Street
					Erie, PA 16505

2.3 Purpose

	The purpose of the Partnership is to acquire, hold, invest in, construct, develop, improve, maintain, operate, lease and otherwise deal with the Apartment Complex. The Partnership shall operate the Apartment Complex in accordance with any applicable RECD regulations and requirements. The Partnership shall not engage in any other business or activity.

2.4 Term and Dissolution

	The Partnership shall continue in full force and effect until December 31, 2050 except that the Partnership shall be dissolved and its assets liquidated prior to such date upon:

	(a)	The sale or other disposition of all or substantially
all of the assets of the Partnership;

	(b)	A General Partner dying, being adjudicated bankrupt,
insane or incompetent, (if a corporation or partnership) being dissolved or liquidated, or voluntarily or involuntarily withdrawing from the Partnership for any reason, including an inability to continue serving as a General Partner by law or pursuant to the terms of this Agreement, if (i) the remaining General Partner(s), if any, shall fail to continue the business of the Partnership and reconstitute the Partnership as a successor limited partnership as provided in Section 7.2 and (ii) the Investment Limited Partner shall fail to exercise the right provided in Section 7.3;

	(c)	The election to dissolve the Partnership made in
writing by the General Partners with the Consent of the Investment Limited Partner and the approval (if required) of RECD;

	(d)	The entry of a final decree of dissolution of the
Partnership by a court of competent jurisdiction; or

	(e)	Any other event which causes the dissolution of the
Partnership under the Uniform Act if the Partnership is not reconstituted pursuant to Section 7.2 or Section 7.3.

	Upon dissolution of the Partnership, the General Partners (or for purposes of this paragraph, their trustees, receivers or successors) shall cause the cancellation of the Certificate, liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3.
Notwithstanding the foregoing, if, during liquidation, the General Partners shall determine that an immediate sale of part or all of the Partnership's assets would be impermissible, impractical or cause undue loss to the Partners, the General Partners may defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy Partnership debts and obligations (except the Working Capital Loan and Subordinated Loans).


ARTICLE III

Mortgage, Refinancing and Disposition of Property

	A.	From and after Permanent Mortgage Commencement, neither
any General Partner nor any Related Person shall at any time bear, nor shall the General Partners permit any other Partner or any Related Person to bear, the economic risk of loss for the payment of any portion of any Mortgage. The General Partners promptly shall cause the Partnership to elect, to the extent permitted and in the manner prescribed by RECD, that all debt service payments made by the Partnership to RECD shall be applied first to interest determined at the stated rate set forth in the promissory note to RECD, all as provided under RECD regulations, and then to principal due under the Permanent Mortgage.

	B.	The Partnership may decrease, increase or refinance the
Permanent Mortgage and may make any required transfer or conveyance of Partnership assets for security or mortgage purposes, provided, however, any such decrease (except through the fifty year amortization schedule anticipated at Permanent
Mortgage Commencement), increase or refinancing of the Permanent
Mortgage may be made by the General Partners only with the Consent of the Investment Limited Partner.

	C.	The Partnership may sell, lease, exchange or otherwise
transfer or convey all or substantially all the assets of the Partnership only with the Consent of the Investment Limited
Partner. Notwithstanding the foregoing and except as set forth in Section 6.2(a)(6), no Consent of the Investment Limited
Partner shall be required for the leasing of apartments to tenants in the normal course of operations or the leasing of all or substantially all the apartments to a public housing authority at rents satisfactory to each RECD as expressed in writing.

	D.	The total compensation to all Persons for the sale of
the Apartment Complex shall be limited to a Competitive Real
Estate Commission, not to exceed six percent (6%) of the contract price for the sale of the Apartment Complex.


ARTICLE IV

   Partners; Capital

4.1 Capital and Capital Accounts

	(a)	The Capital Contribution of each Partner shall be as
set forth on Schedule A. No interest shall be paid on any Capital Contribution. No Partner shall have the right to withdraw its Capital Contribution or to demand and receive property of the Partnership in return for its Capital
Contribution, except as may be specifically provided in this Agreement or required by law.

	(b)	An individual Capital Account shall be established and
maintained on behalf of each Partner, including any additional or substituted Partner who shall hereafter receive an interest in the Partnership. In accordance with Treasury Regulation Section 1.704-1(b), the Capital Account of each Partner shall consist of
(i) the amount of cash such Partner has contributed to the Partnership plus (ii) the fair market value of any property such Partner has contributed to the Partnership net of any liabilities assumed by the Partnership or to which such property is subject plus (iii) the amount of profits or income (including tax-exempt income) allocated to such Partner less (iv) the amount of losses and deductions allocated to such Partner less (v) the amount of all cash distributed to such Partner less (vi) the fair market value of any property distributed to such Partner net of any liabilities assumed by such Partner or to which such property is subject less (vii) such Partner's share of any other expenditures which are not deductible by the Partnership for Federal income tax purposes or which are not allowable as additions to the basis of Partnership property and shall be (viii) subject to such other adjustments as may be required under the Code. The Capital
Account of a Partner shall not be affected by any adjustments to basis made pursuant to Section 743 of the Code but shall be adjusted with respect to adjustments to basis made pursuant to
Section 734 of the Code.

	The original Capital Account established for any Substituted Partner (as hereinafter defined) shall be in the same amount as, and shall replace, the Capital Account of the Partner which such Substituted Partner succeeds, and, for the purposes of this Agreement, such Substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such Substituted Partner succeeds. The term Substituted Partner as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to all or any part of the Interest of a Partner by assignment of all or any part of a Partner's Interest.
To the extent a Substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital
Account of such transferee Substituted Partner and his Capital Contribution shall be in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferee receives, and the Capital Account of the transferor Partner who retains a portion of his former Interest and his Capital Contribution shall continue, and not be replaced, in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferor Partner retains.
Nothing in this Section 4.1(b) shall affect the limitations on transferability of Interests set forth in Article VII or Article VIII.

4.2 General Partner

	The name, address and Capital Contribution of each General Partner are as set forth on Schedule A.

4.3 Investment Limited Partner, Special Limited Partner and
		    Original Limited Partner

	The Original Limited Partner hereby withdraws as a limited partner of the Partnership and acknowledges that he no longer has any Interest in, or rights or claims against, the Partnership as a Limited Partner as of the Admission Date. The Investment Limited Partner and the Special Limited Partner are hereby admitted as the sole Limited Partners in substitution for the Original Limited Partner as of the Admission Date and agree to be bound by the terms and provisions of the Project Documents and this Agreement. The names, addresses and Capital Contributions of the Investment Limited Partner and the Special Limited Partner are as set forth on Schedule A. The General Partners shall have no authority to admit additional Limited Partners without the Consent of the Investment Limited Partner and the Special Limited Partner.

4.4 Liability of the Limited Partner

	None of the Investment Limited Partner, the Special Limited Partner and any Person who becomes an Additional Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership and shall only be liable to pay their respective Capital Contributions as and when the same are due hereunder and under the Uniform Act.

4.5 Special Rights of the Investment Limited Partner

	(a)	Notwithstanding any other provision herein, to the
extent the law of the State is not inconsistent, each of the Investment Limited Partner and the Special Limited Partner shall have the right, subject to the prior written consent of RECD (if such consent is required) to:

(i) amend this Agreement in any particular;

(ii) dissolve the Partnership;

	(iii) remove the General Partner and elect a new General Partner (A) on the basis of the performance and discharge of such General Partner's obligations constituting fraud, bad faith, negligence, misconduct or breach of fiduciary duty, or (B) upon the occurrence of any of the following: (1) such General Partner shall have violated any provisions of any Project Document or other document required in connection with any Mortgage, or any provisions of the RECD regulations applicable to the Apartment Complex; (2) such General Partner shall have violated any provision of this Agreement or violated any provision of applicable law; (3) any Mortgage shall have gone into default; or
(4) such General Partner shall have conducted its own affairs or the affairs of the Partnership in such a manner as would (a) cause the termination of the Partnership for Federal income tax purposes; or (b) cause the Partnership to be treated for Federal income tax purposes as an association taxable as a corporation;

	(iv) continue the business of the Partnership with a substitute General Partner; and

	(v) approve or disapprove the sale of all or substantially all of the assets of the Partnership.

	(b) 	Upon the removal of a General Partner, (i) without any
further action by any Partner, the Special Limited Partner or its designee shall automatically become a General Partner and acquire in consideration of a cash payment of $100 such portion of the Interest of the removed General Partner as counsel to the
Investment Limited Partner shall determine is the minimum
appropriate interest in order to assure the continued status of the Partnership as a partnership under the Code and under the
Uniform Act, (ii) the remaining portion of the economic Interest of the removed General Partner shall automatically be converted to an equal economic Interest as an Additional Limited Partner,
(iii) the economic Interest of the Special Limited Partner as the Special Limited Partner shall continue unaffected by the new status of the Special Limited Partner or its designee as a
General Partner, and (iv) the new General Partner shall
automatically be irrevocably delegated all of the powers and
duties of the General Powers pursuant to Section 6.13.   The
Special Limited Partner or any successor General partner proposed by the Special Limited Partner shall have the option, exercisable in its sole discretion, to acquire the Additional Limited Partner Interest, or any portion thereof, of any removed General Partner upon payment of the agreed upon then present fair market value of such Interest or portion thereof. Any dispute as to the value of the Interest or portion thereof to be acquired pursuant to the immediately preceding sentence shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the removed General Partner, one chosen by the successor General Partner, and the third chosen by the two so chosen. The proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the removed General Partner and the Partnership. The method of payment to the removed General
Partner shall be fair and must protect the solvency and liquidity of the Partnership. The method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than five (5) years with equal installments each year. In addition, upon removal, the Partnership must promptly pay to the removed General Partner all amounts then accrued and owing to the removed General Partner; provided, however, that notwithstanding the language of Section
6.12, Article X, Article XI and any other provision hereof, no removed General Partner or any Affiliate thereof shall be entitled to receive any fee, compensation or other remuneration from the Partnership, other than (i) the above-described payment for the Interest, or portion thereof, of the removed General
Partner, and (ii) any such fee, compensation or other remuneration which had already been earned in full prior the date of such removal. The Partnership is not authorized to enter into any arrangement whereby any fee, compensation or other remuneration could be payable directly or indirectly to any General Partner or Affiliate thereof in a manner inconsistent with the immediately preceding sentence unless the prior written consent of the Special Limited Partner shall have been obtained to such particular agreement. The Partnership may offset against any payments to a General Partner removed under this Section 4.5 any damages suffered by the Partnership as a result of any breach of the obligations of such General Partner hereunder. A General Partner so removed will not be liable as a General Partner for any obligations of the Partnership incurred after the effective date of its removal. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effect the provisions of this Section 4.5 and to enable the new General Partner to manage the business of the Partnership.

	(c)	In order to implement Section 4.5(a)(v), the General
Partners are hereby required, within five (5) days after their receipt of any offer to purchase the Apartment Complex or all of the Interests in the Partnership, to send a copy of such offer
(or a written description of any such oral offer) to each of the Limited Partners. If, within thirty (30) days of its receipt of any such copy of such an offer, the Special Limited Partner shall send notice to the General Partners that the Special Limited
Partner desires that the Partnership accept such offer, then the General Partners shall be required to accept such offer on behalf of the Partnership and proceed with all deliberate speed to close such transaction unless otherwise instructed by the Special
Limited Partner at any point prior to the closing of such transaction. To the extent, if any, that the Special Limited Partner shall determine, in its discretion, that the General Partners are not proceeding appropriately with respect to any such offer or closing, each Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of the Partnership and any Partner as the Special Limited Partner may deem to be necessary or appropriate in order to effect the acceptance of and/or closing pursuant to any such offer in such a manner as the Special Limited Partner shall, in its discretion, determine to be appropriate.

4.6 Meetings

	The General Partner or Limited Partners holding more than ten percent (10%) of the then outstanding Limited Partner Interests may call meetings of the Partnership for any matters for which the Limited Partners may vote as set forth in this Agreement. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available upon request to any Limited Partner or his representative at his cost. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less then fifteen (15) nor more than sixty (60) days after receipt of said request, at a time convenient to the Limited Partners. All meetings shall be held at the principal office of the Partnership.

ARTICLE V

Capital Contributions of the Investment Limited Partner and the Special Limited Partner

5.1 Payments

	(a)	The Special Limited Partner's Capital Contribution of
$10 shall be paid in full in cash on the Admission Date.  The
Investment Limited Partner's Capital Contribution shall be paid in cash installments (the Installments), as follows:

	(1)	$144,540 (the First Installment) on the latest to occur
of (i) the Admission Date, (ii) Tax Credit Set-Aside, or (iii)
Permanent  Mortgage Commitment;

	(2)	$48,180, (the Second Installment) on the later of (i)
the Completion Date, (ii) Cost Certification, or (iii) receipt of updated title insurance policy satisfactory to Investment Limited
Partner;

	(3)	$45,771 (the Third Installment) on the later of (i) the
Initial 100% Occupancy Date, (ii) the Breakeven Point; (iii)
Permanent Mortgage Closing; or (iv) State Designation; and

	(4)	$2,409 (the Fourth Installment) upon receipt of tax
return for the year in which Breakeven occurs;

provided, however, that the General Partners shall give the Investment Limited Partner not less than 10 days' written notice prior to the due date of each Installment subsequent to the First
Installment.

	(b)(1)	The obligation of the Investment Limited Partner
to pay each Installment is conditioned upon delivery by the General Partners to the Investment Limited Partner of a written certificate (the Payment Certificate) stating that as of the date of such certificate (i) all the conditions to the payment of such Installment have been satisfied and (ii) all representations and warranties of the General Partners contained in this Agreement are true and correct. Except as provided in the final sentence of this Section 5.1(b), acceptance by the Partnership of any Installment shall constitute a confirmation that, as of the date of payment, all such conditions are satisfied and all such representations and warranties are true and correct. The obligation of the Investment Limited Partner to pay the First Installment is also conditioned upon delivery by the General Partners to the Investment Limited Partner of both (i) a legal opinion of independent counsel to the Partnership, which opinion must be satisfactory to the Investment Limited Partner as to form, content and identity of counsel and (ii) an owner's title insurance policy issued to the Partnership in an amount not less than $1,423,450 which title policy must be acceptable to the Investment Limited Partner as to form, content and identity of title insurance company. In no event shall any Installment become due until all of the conditions for all of the Installments listed prior to the Installment in question in
Section 5.1(a) shall have been satisfied and all of such prior Installments shall have become due. Notwithstanding the foregoing, however, if at any time prior to the date when an Installment becomes due and payable, the Partnership has an Operating Deficit (expenses in excess of revenues which the General Partners would be required to fund pursuant to Section 6.10), then the Investment Limited Partner may, at its option, waive the requirement of the delivery of the Payment Certificate or any other condition with respect to part or all of such Installment and pay such part or all of such Installment, provided that the proceeds of the amount so paid are used by the Partnership to fully fund such Operating Deficit; provided, however, that if the proceeds of such amount so paid are designated in Section 6.12 or Section 10.2(c) to be used to pay fees or special distribution(s), then such proceeds shall be utilized to pay such fee(s) or special distribution(s) and the recipient(s) thereof shall be required to, and hereby agree to, utilize the proceeds of such fee(s) or special distribution(s) to fund such Operating Deficit, in which case the Investment Limited Partner is hereby authorized to directly fund such Operating Deficit with the funds so applied being deemed to have been paid as aforesaid.

	(c)	The Payment Certificate for each Installment shall be
dated and delivered not less than 10 nor more than 30 days prior to the due date for such Installment.

	(d)	If, as of the date when an Installment would otherwise
be due, any statement required to be made in the Payment
Certificate for such Installment cannot be truthfully made, the General Partners shall notify the Investment Limited Partner of the reason why such statement would be untrue if made, and the Investment Limited Partner shall not be required to pay such Installment; provided, however, that if (i) any such statement can subsequently be truthfully made and (ii) the Investment
Limited Partner has not irrevocably lost, in the good faith judgment of the Investment General Partner, any material tax or other benefits hereunder, then the Investment Limited Partner shall pay such Installment to the Partnership thirty (30) days after delivery by the General Partners to the Investment Limited
Partner of the Payment Certificate together with an explanation of the manner in which each such statement had become true.

	(e)	If with respect to any year all or a portion of which
occurs during the 60-month period commencing after the Completion Date (a Reduction Year) the Actual Credit is or was less than the Projected Credit, then the Capital Contribution of the Investment Limited Partner shall be reduced by the Reduction Amount. The Reduction Amount shall be equal to the sum of (A) the excess of the Projected Credit for such year over the Actual Credit for such year multiplied .69 (B) the amount of any recapture, interest or penalty payable by the limited partners and/or the holders of beneficial assignee certificates of the Investment
Limited Partner as a result of such shortfall, assuming that each limited partner and/or each holder of a beneficial assignee certificate in the Investment Limited Partner used all of the Tax Credits allocated to him in the year of allocation. The Auditors shall make their determination of the amount of the Actual Credit with respect to each Reduction Year within 30 days following the end of such year. The Capital Contribution of the Investment
Limited Partner shall be subject to reduction as hereinabove described with respect to each Reduction Year. Any reduction in the Capital Contribution of the Investment Limited Partner shall, at the option of the Investment Limited Partner, either (i) first be applied to reduce the Installment next due to be paid by the Investment Limited Partner, with any portion of such reduction in excess of the amount of such Installment then being applied to reduce succeeding Installments, provided, that if no further Installments remain to be paid or if the Reduction Amount exceeds the sum of the amounts of the remaining Installments, then the entire Reduction Amount, or the balance of the Reduction Amount, as the case may be, shall be paid by the General Partners to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, or (ii) be paid in its entirety by the General Partners to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty.

	(f)	In the event that, for any reason, at any time after
the end of the year during which there occurs the 60-month anniversary of the later of the Completion Date the amount of the Actual Credit shall be less than the Projected Credit with respect to any fiscal year of the Partnership (such difference being hereinafter referred to as a Credit Shortfall), the Investment Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year
(a Credit Recovery Loan), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the Credit Shortfall for such year plus (ii) the amount of any recapture, interest or penalty payable by the limited partners and/or the holders of beneficial assignee certificates of the Investment Limited Partner as a result of the Credit Shortfall for such year, assuming that each limited partner and/or each holder of a beneficial assignee certificate in the Investment Limited Partner used all of the Tax Credits allocated to him in the year of allocation. Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such principal advances shall have been deemed to have been made under this Section 5.1(f) at 9% per annum. Credit Recovery Loans shall be payable by the Partnership as provided in
Section 10.2(b), Clause Fourth.

	(g)	In the event that by the Completion Date, and based
upon the Cost Certification, it is determined that the product of the Apartment Complex's Qualified Basis and its Applicable Percentage is such that the Apartment Complex will not be eligible to receive Tax Credit in an annual amount of at least $35,430, or (iii) at any time after the Completion Date the product of the Apartment Complex's Qualified Basis and its Applicable Percentage is determined by the Auditors, the Tax Accountants or the Service to be such that the Apartment Complex will not be eligible to receive Tax Credit in an annual dollar amount of at least $35,430, then (a) the General Partner shall pay to the Investment Limited Partner an amount equal to 99.99% of the product of (A) difference between (i) $35,430 and (ii) the total amount of the actual annual Tax Credit allocated and available to the Partnership and (B) 6.9 and (b) the Projected Credit for each year shall thereafter be redefined to mean 99.99% of the annual amount of Tax Credit actually so allocated to the Partnership (the Revised Projected Credit). Any amount payable by the General Partner to the Investment Limited Partner pursuant to this Section 5.1(g) shall, at the option of the Investment Limited Partner, (i) be applied first to the Installment, if any, next due to be paid by the Investment Limited Partner, and any balance of such amount payable by the General Partner in excess of the amount of such Installment shall be applied to succeeding Installments, if any, provided that if such amount payable by the General Partner exceeds the sum of the remaining Installments, if any, and/or (ii) be paid in its entirety by the General Partner directly to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

	(h)	Any provision of Section 5.1(e), (f) or (g) to the
contrary not withstanding, the Capital Contributions of the Investment Limited Partner shall not be reduced and no Credit Recovery Loans shall be deemed to have been made if the Actual Credit is or was less than the Projected Credit solely as a result in changes in the Code or the Regulations effected after the Admission Date.

5.2 Return of Capital Contributions

	(a)	If (i) all 44 apartment units in the Apartment Complex
shall not have been placed in service by December 31, 1998 (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) or (ii) the Completion Date has not occurred by September 1, 1999 (or any later date fixed by the General Partners with the Consent of the Investment Limited
Partner), or (iii) Permanent Mortgage Commencement shall not have occurred prior to December 31, 1999 (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner), or (iv) State Designation shall not have occurred by December 31, 1998 (or any later date fixed by the General Partner with the Consent of the Investment Limited Partner), or (v) the Partnership shall fail to meet the Minimum Set-Aside Test or the Rent Restriction Test within 12 months of the date upon which the final building in the Apartment Complex is placed in service and/or fails to continue to meet either such Test at any time during the sixty (60)-month period commencing on such date or
(vi) prior to Permanent Mortgage Commencement any of the commitments to provide the Permanent Mortgage and/or any subsidy financing shall be terminated or withdrawn and not reinstated or replaced within ninety (90) days with terms equally or more favorable to the Investment Limited Partner or terms for which the Consent of the Investment Limited Partner shall have been obtained, or (vii) if by Admission (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner), the Investment Limited Partner shall not have received, in form and substance satisfactory to the Investment Limited
Partner, the certification of the Auditors that as of a date no later than December 31, 1997 the Partnership has incurred capitalizable costs with respect to the Apartment Complex of at least ten percent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1999 so that each building in the Apartment Complex is a qualified building for the purposes of Section 42 (h)(1)(E)(ii) of the Code, or (ix) if at any time it shall be determined by the Service or by the Tax Accountants that as of December 31, 1997 the Partnership had not incurred capitalizable costs with respect to the Apartment
Complex of at least ten percent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December
31, 1999, or (x) if Independent Cost Certification shall not have occurred by December 31, 1998 (or any later date fixed by the General Partners with the Consent of the Investment Limited
Partner), or (xi) the Breakeven Point has not occurred within twelve (12) months of the Completion Date (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner), or (xii) the General Partner fails to make any Subordinated Loan as required by Sections 6.5, 6.10 and 6.12, then the General Partners shall, within fifteen (15) days of the occurrence thereof, send to the Investment Limited Partner and the Special Limited Partner notice of such event and of their obligation to repurchase the Interests of the Investment Limited Partner and the Special Limited Partner by paying to the Investment Limited Partner and the Special Limited Partner an amount (the Repurchase Amount) equal to each such Partner's
Invested Amount minus the amount, if any, of such Partner's
Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third party costs, including, but not limited to, attorney's fees incurred by or on behalf of such Partner in implementing this Section 5.2(a) in the event the Investment Limited Partner and/or the Special Limited Partner requires such a repurchase.
If either the Special Limited Partner or the Investment Limited Partner elects to require a repurchase of its Interest and the payment to it of an amount equal to the Repurchase Amount, it shall send notice thereof to the Partnership within thirty (30) days after the mailing date of the General Partners' notice (or at any time after the occurrence of any of the foregoing if the General Partners shall not have sent such a notice thereof) and the General Partners shall within thirty (30) days thereafter repurchase the Interest of such Partner by paying to such Partner an amount equal to its Repurchase Amount.

	(b)	Lender Disapproval.  If RECD shall disapprove, or fail
to give any required approval of, the Investment Limited Partner and/or the Special Limited Partner as a Limited Partner hereunder within one hundred eighty (180) days of the Admission Date, then the Partner being disapproved or not approved shall, effective as of such time or such later time as may be selected by the Partner being disapproved or not approved (or such other time as may be specified by RECD in its disapproval), at the option of the Partner being disapproved or not approved (if not directed by RECD to withdraw), cease to be a Limited Partner. The General Partners shall, within ten (10) days of the effective date of such cessation, pay to the Partner being disapproved or not approved an amount equal to its Capital Contribution minus the amount, if any, of such Partner's Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third party costs, including, but not limited to attorney's fees, incurred by or on behalf of such Partner in implementing this Section 5.2(b).

	(c) Upon receipt by the Investment Limited Partner and/or the Special Limited Partner of an amount due to it pursuant to either Section 5.2(a) or Section 5.2(b), the Interest of such Partner shall terminate, and the General Partner shall indemnify and hold harmless such Partner from any losses, damages, and liabilities to which such Partner (as a result of its participation hereunder) may be subject.

	(d) 	Waiver of Repurchase Right.  The Investment Limited
Partner shall have the right to irrevocably waive its right to have its Interest repurchased pursuant to any clause or clauses of Section 5.2(a), or any portion thereof, at any time during which any of such rights shall be in effect. Such a waiver shall be exercised by delivery to the General Partners of a written notice stating that the rights being waived pursuant to any specified clause or clauses of Section 5.2(a), or any specified portion thereof, are thereby waived from that date forward.

	(e)	Additional General Partner.  If the General Partners
shall fail to make on the due date therefor any payment required under Section 5.2(a) or Section 5.2(b), time being of the essence, at any time thereafter the Special Limited Partner shall have the option, exercisable in its sole discretion, to cause itself or its designee to be admitted as an additional General Partner, receiving from the pre-existing General Partners, proportionally out of their Interests, in consideration of $10, a one hundredth of one percent (0.01%) interest in the profits, losses, tax credits and distributions of the Partnership, with the Special Limited Partner retaining its status as such and its economic interest in the Partnership as the Special Limited
Partner not being affected thereby. Upon any such admission of the Special Limited Partner or its designee as an additional
General Partner, each of the General Partners hereby agrees that all of its rights and powers hereunder as a General Partner shall automatically be irrevocably delegated to the Special Limited Partner pursuant to Section 6.13 without the necessity of any further action by any Partner. Each Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to take any action and to execute, deliver and file or record any and all documents and instruments on behalf of such Partner and the Partnership as the Special Limited partner may deem necessary or appropriate in order to effectuate the provisions of this
Section 5.2(e) and to allow the additional General Partner to manage the business of the Partnership. The admission of the Special Limited Partner or its designee as an additional General Partner shall not relieve any other General Partner of any of its economic obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner against any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.

	(f)	Any provisions of Section 4.5, 5.2(e), 6.1(b), 6.2(b)
or 6.10 to the contrary, no Additional General Partner shall be admitted to the Partnership if the General Partners shall elect, within five (5) days of notice of the proposed admission of such Additional General Partner, to dispute in arbitration
(Arbitration) whether such Additional General Partner shall be properly admitted under such Section. Such dispute (and any other dispute to be settled by Arbitration hereunder) shall be promptly submitted to a committee in Boston, Massachusetts, composed of three qualified arbitrators, one chosen by the General Partners, one chosen by the Special Limited Partner and a third chosen by the two such chosen. The General Partners and the Special Limited Partner shall each select their arbitrator within 15 days notice of the Arbitration and the third arbitrator shall be selected within 15 days after the appointment of the first two arbitrators. The proceedings of such committee shall conform to the rules of the American Arbitration Association and its decision shall be final and binding. The expenses of Arbitration shall be borne by the Partnership. Any other rights and remedies hereunder relating to the subject of the Arbitration shall not be exercised until the Arbitration has been concluded. Notwithstanding the foregoing, in the event that the General
Partner elects to arbitrate the admittance of an Additional
General Partner, as provided for above, the Special Limited
Partner shall act as an interim Additional General Partner until the arbitrators give their decision.


	5.3	Default by Investment Limited Partner

	(a)	In the event that the Investment Limited Partner shall
fail to pay any Installment which shall become due to the Partnership pursuant to Section 5.1 and such failure shall continue for 21 days (or such additional time as may be provided pursuant to Section 5.3(b) below) following the receipt of written notice of such failure by the Investment Limited Partner
(the Cure Period), then the Investment Limited Partner shall be in default hereunder (a Default) and the Partnership shall be entitled to exercise all remedies at law and in equity, including without limitation exercise of its rights as a secured creditor as referred to below. Interest on any amounts in default shall accrue from and after the Default at 9% per annum.

	(b)	In the event the Investment Limited Partner shall
dispute the claim by the General Partners that a particular Installment is currently due and payable, it may send notice to such effect to the General Partners stating the basis for its dispute and offering to submit such dispute to arbitration as provided in subparagraph (c) below. The Cure Period referred to in subparagraph (a) above shall be suspended by the sending of such notice and (i) shall recommence at the point of suspension (i.e., beginning with the number of days elapsed when such suspension occurred) upon delivery to the Investment Limited Partner of the arbitrators' final determination (if adverse to the Investment Limited Partner) as provided in subparagraph (c) below or (ii) shall begin anew (i.e. a new 21-day Cure Period shall begin to run) upon receipt by the Investment Limited Partner of notice from the General Partners to the effect that the General Partners have eliminated the cause for the dispute and that the Installment in question is now due and payable.

	(c)	In the event the Investment Limited Partner elects to
arbitrate a dispute relating to the payment of an Installment hereunder, such matter shall be submitted to Arbitration in the manner provided in Section 5.2(f).

	(d)	The Investment Limited Partner hereby grants a separate
security interest to the Partnership in the Interest of the Investment Limited Partner hereunder to secure the obligation of the Investment Limited Partner to pay all Installments of its Capital Contribution to the Partnership in accordance with this Agreement.

	(e)	This Section 5.3 shall be void and of no further force
or effect from and after the date upon which the Partnership receives the Fourth Installment of the Capital Contribution of the Investment Limited Partner.



 					   ARTICLE VI

Rights, Powers and Duties of General Partners

6.1 Authorized Acts

	Subject to Section 6.2, Section 6.3, and all other provisions of this Agreement, the General Partners for, in the name and on behalf of the Partnership, are hereby authorized to do the following in furtherance of the purposes of the
Partnership:

	(1)	To acquire by purchase, lease, exchange or otherwise
any real or personal property;

	(2)	To construct, operate, maintain, finance and improve,
and to own, sell, convey, assign, mortgage or lease any real estate and any personal property;

	(3)	To borrow money and issue evidences of indebtedness and
to secure the same by mortgage, pledge or other lien on the Apartment Complex or any other assets of the Partnership;

	(4)	To execute the Permanent Mortgage, the other Project
Documents and all such other documents as the General Partners deem necessary or appropriate in connection with the acquisition, development and financing of the Apartment Complex;

	(5)	To prepay in whole or in part, refinance or modify the
Permanent Mortgage or any other financing affecting the Apartment
Complex;

	(6)	To employ the Management Agent (which may be an
Affiliate of the General Partners) and to pay reasonable compensation for its services;

	(7)	To employ their respective Affiliates to perform
services for, or sell goods to, the partnership;

	(8)	To execute contracts with RECD, the State or any
subdivision or agency thereof or any other government agency to make apartments or tenants in the Apartment Complex eligible for any public-subsidy program;

	(9)	To execute leases of some or all of the apartment units
of the Apartment Complex to a public housing authority and/or to a non-profit corporation, cooperative or other non-profit Entity;
and

	(10)	To enter into any kind of activity and to perform and
carry out contracts of any kind which may be lawfully carried on or performed by a partnership and to file all certificates and documents which may be required under the laws of the State.

6.2 Restrictions on Authority

	(a)	Notwithstanding any other Section of this Agreement,
the General Partners shall have no authority to perform any act in violation of applicable law, RECD or other government regulations, requirements of any Lender, or the Project
Documents. In the event of any conflict between the terms of this Agreement and any applicable RECD or other government regulations or requirements of any Lender, the terms of such regulations or requirements shall govern. Neither shall the General Partners have any authority to do any of the following acts without the Consent of the Special Limited Partner:

	(1)	To borrow in excess of $10,000 in the aggregate at any
one time outstanding on the general credit of the Partnership, except borrowings constituting Subordinated Loans or the Working
Capital Loan;

	(2)	To borrow from the Partnership or commingle Partnership
funds with funds of any other Person;

	(3)	Following the Completion Date, to construct any new or
replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 in a single Partnership fiscal year, except (a) replacements and remodeling in the ordinary course of business or under emergency conditions or (b) construction paid for from insurance proceeds;

	(4)	To acquire any real property in addition to the
Apartment Complex;

	(5)	Following Permanent Mortgage Commencement, to increase,
decrease (except through the amortization schedule anticipated at Permanent Mortgage Commencement) or refinance the Permanent
Mortgage;

	(6)	To rent apartments in the Apartment Complex such that
the Apartment Complex would not meet the requirements of the Minimum Set-Aside Test or the Rent Restriction Test;

	(7)	To sell, exchange or otherwise convey or transfer the
Apartment Complex or substantially all the assets of the Partnership;

(8)	To terminate any agreement with RECD;

	(9)	To pledge or assign any of the Capital Contribution of
the Investment Limited Partner or the proceeds thereof; or

	(10)	To do any act required to be approved or ratified by
all limited partners under the Uniform Act.

	(b) In the event that any General Partner violates any provision of Section 6.2(a), the Special Limited Partner, in its sole discretion, may cause itself or its designee to be admitted as an additional General Partner without any further action by any other Partner. Upon any such admission of an additional General Partner, each pre-existing General Partner shall be deemed to have assigned proportionally to the additional General Partner, automatically and without further action, such portion of its General Partner interest so that the additional General Partner shall receive not less than one hundredth of one percent (0.01%) interest in the profits, losses, tax credits and distributions of the Partnership in consideration of $1.00 and any other consideration which may be agreed upon. An additional General Partner so admitted shall automatically become the Managing General Partner and be irrevocably delegated all of the power and authority of all of the General Partners pursuant to
Section 6.13. Any such additional General Partner shall have the right to withdraw as a General Partner at any time, leaving the pre-existing General Partners once again as the only General Partners, the provisions of Article VII notwithstanding. Each Partner hereby grants to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law and coupled with an interest, to amend the Certificate and this Agreement and to do anything else which, in the view of the Special Limited Partner, may be necessary or appropriate to accomplish the purposes of this Section 6.2(b) or to enable any additional General Partner admitted pursuant to this Section 6.2(b) to manage the business of the Partnership. The admission of an additional General Partner shall not relieve any other General Partner of any of its economic obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner from and against any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.

	(c) Neither the Investment General Partner nor any Affiliate thereof shall be given an exclusive right to sell, or exclusive employment to sell, the Apartment Complex.

6.3 Personal Services
	No General Partner or Affiliate thereof shall receive any salary or other direct or indirect compensation for any services or goods provided in connection with the Partnership or the Apartment Complex, except as may be specifically provided in
Section 6.12 and Article XI or as to which the prior written consent of the Special Limited Partner shall have been obtained to the precise terms thereof prior to the commencement of such services or the provision of such goods. Any Partner may engage independently or with others in other business ventures of every nature and description including the ownership, operation, management, syndication and development of competing real estate; neither the Partnership nor any other Partner shall have any rights in and to such independent ventures or the income or profits derived therefrom.

6.4 Business Management and Control; Tax Matters Partner

	Subject to the provisions of this Agreement, the General Partners shall have the exclusive right to control the business of the Partnership. The Investment Limited Partner shall have no right to take part in the management or control of the business of the Partnership or to transact any business in the name of the Partnership. No provision of this Agreement which makes the Consent of the Investment Limited Partner a condition for the effectiveness of an action taken by the General Partners is intended, and no such provision shall be construed, to give the Investment Limited Partner any participation in the control of the Partnership business. Each of the Investment Limited Partner and the Special Limited Partner hereby consents to the exercise by the General Partners of the powers conferred on them by law and this Agreement, and the General Partners agree to exercise control of the business of the Partnership only in accordance with the provisions of this Agreement. Notwithstanding the foregoing, in no event may the provisions of this Section 6.4 be invoked by any General Partner or by any other Person as an impediment to the ability of either the Investment Limited Partner or the Special Limited Partner to take any action hereunder. All Partners hereby agree that Home Properties of New York, L.P. shall serve as the Tax Matters Partner. In the case of litigation, the Tax Matters Partner is required to file suit in the United States Tax Court unless the Consent of the Investment Limited Partner is obtained to file suit in the United States Claims Court or the United States District Court. Nothing herein shall be construed to restrict the Partnership from engaging the Auditors to assist the Tax Matters Partner in discharging its duties hereunder. Notwithstanding any provision to the contrary, the Partnership shall utilize a 40-year depreciation schedule unless and until all of the partners agree to modify said depreciation schedule.

6.5 Duties and Obligations

	(a)	The General Partners shall manage the affairs of the
Partnership to the best of their ability, shall use their best efforts to carry out the purpose of the Partnership, and shall devote to the Partnership such time as may be necessary for the proper performance of their duties and the business of the Partnership. The General Partners shall promptly take all action which may be necessary or appropriate for the proper development, maintenance and operation of the Apartment Complex in accordance with the provisions of this Agreement, the Project Documents and applicable laws and regulations including, without limitation, funding the Construction and Development Fee to the extent
Capital Contributions are insufficient. The General Partners are responsible for the management and operation of the Partnership, including the oversight of the rent-up and operational stages of the Apartment Complex.

	(b)	The General Partners shall use their best efforts to
cause the Partnership to generate Cash Flow for distribution to the Partners at the maximum realizable level in view of (i) any applicable RECD and other regulations, (ii) the Minimum Set-Aside Test and (iii) the Rent Restriction Test, and, if necessary, the General Partners shall also use their best efforts to obtain approvals and implementation of appropriate adjustments in the rental schedule of the Apartment Complex.

	(c)	The General Partners shall cause the Partnership to
obtain and keep in force, during the term of the Partnership, comprehensive casualty insurance, including, but not limited to, fire and other risks generally included under extended coverage policies, workmen's compensation and public liability insurance in favor of the Partnership (i) with such companies and in such amounts as shall be satisfactory to RECD, or, if the Apartment Complex is no longer subject to RECD regulation or requirements, as shall be customary for apartment complexes such as the Apartment Complex and (ii) in amounts which shall be (A) no less than those amounts which are customary in the area for apartment complexes similar to the Apartment Complex, (B) no less than such amounts as may be reasonably requested by the Investment Limited Partner and/or Special Limited Partner from time to time, and (C) in any event, sufficient to prevent the Partnership from becoming a co-insurer under any such policies. No deductibles on such policies may exceed $1,000. The public liability insurance in favor of the Partnership shall be in an amount not less than $6,000,000 (of which up to $5,000,000 may be provided under an umbrella policy). Through the Completion Date, or such later date as may be required by RECD, the General Partners shall also cause the Partnership to obtain and keep in force a builder's risk policy in favor of the Partnership in an amount not less than the greater of (i) the full replacement value of the Apartment Complex (excluding the value of the underlying land, the site utilities and the foundations) or (ii) such other amount as shall be required by RECD. Throughout the term of the Partnership, the General Partners shall provide copies of all such policies (or binders) to the Investment Limited Partner promptly after their receipt thereof. Upon the request of the Investment Limited Partner to the General Partners, the General Partners shall cause the applicable insurer to name the Investment Limited Partner as an additional insured on each Partnership insurance policy.

	(d)	The obligations of the General Partners hereunder shall
be the joint and several obligations of each General Partner.
Except as otherwise provided in Sections 4.5(b) and 7.1, such obligations shall survive any Withdrawal of a General Partner from the Partnership.

	(e)(1) The General Partner shall establish and maintain reasonable reserves to provide for working capital needs, improvements, replacements and any other contingencies of the Partnership. At a minimum, the General Partner shall cause the Partnership to annually deposit $14,130 from its Cash Flow into replacement reserves. The General Partners shall be obligated from the later to occur of (i) Permanent Mortgage Commencement or
(ii) the Admission Date and for a period of three (3) years thereafter, to the extent that Cash Flow (as determined before deduction of this reserve deposit) for any such year shall be insufficient to make such deposit in full, to fund such shortfall from their own funds as a Subordinated Loan. Funding of this account may be suspended in any period during which this account has a balance of $141,300 or as allowed by RECD.

	(e)(2) Upon admission of the Investment Limited Partner, the General Partners shall establish an operating reserve account in such amounts as shall be required by RECD and/or the Authority to provide for operating deficits. Funds in the operating reserve account may be released to the General Partners as allowed by the Lenders.

	(f)	Each General Partner shall be bound by the Project
Documents, and no additional General Partner shall be admitted if he, she or it has not first agreed to be bound by this Agreement (and assume the obligations of a General Partner hereunder) and by the Project Documents to the same extent and under the same terms as the other General Partners.

	(g)	The General Partners shall take all actions necessary
to ensure that the Investment Limited Partner receives the full amount of the Projected Credit, including, without limitation, the rental of apartments to appropriate tenants and the filing of annual certifications as may be required. In this regard, the General Partners shall, inter alia, cause (i) the Partnership to satisfy all requirements imposed from time to time under the Code with respect to rental levels and occupancy by qualified tenants by the end of the first year of the credit period so as to permit the Partnership to be entitled to the Tax Credit throughout the compliance period specified in the Code, (ii) all dwelling units in the Apartment Complex to be leased for periods of not less than six months to persons satisfying the Rent Restriction Test,
(iii) the Partnership to make all appropriate Tax Credit elections in a timely fashion, and (iv) all rental units in the Apartment Complex to be of equal quality with comparable amenities available to low-income tenants on a comparable basis without separate fees.

	(h)	On or before the Admission Date, the General Partners
shall provide to the Investment Limited Partner either (i) an appraisal of the Apartment Complex prepared by a competent independent appraiser or (ii) completed RECD 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or any successor RECD or HUD form, any comparable form of a state or other governmental agency, including any applicable
Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expense figures for the Apartment Complex.

	(i)	On or before the Admission Date, the General Partners
shall provide to the Investment Limited partner, in form and substance satisfactory to the Investment Limited Partner, a certification of the Tax Accountants that as of a date no later than December 31, 1997, the Partnership has incurred capitalizable costs with respect to the Apartment Complex of at least ten percent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1999, so that each building in the Apartment Complex is a qualified building for the purposes of Section 42(h)(1)(E)(ii) of the Code.

	(j)	The General Partners shall (i) not store (except in
compliance with all laws, ordinances, and regulations pertaining thereto) or dispose of any Hazardous Material at the Apartment Complex, or at or on any other Site or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto); (iii) provide the Investment Limited Partner with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General
Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other governmental authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Apartment Complex.

6.6 Representations and Warranties

	The General Partners represent and warrant to the Investment Limited Partner and the Special Limited Partner as follows:

	(1)	The Partnership is a duly organized limited partnership
validly existing and in good standing under the law of the state of Pennsylvania. The Partnership is duly qualified to carry on its business in the State and has complied with all filing requirements necessary for its existence in the State and to preserve the limited liability of the Investment Limited Partner and the Special Limited Partner.

	(2)	No event or proceeding has occurred or is pending or
threatened which would (a) materially adversely affect the Partnership or its properties, or (b) materially adversely affect the ability of the General Partners or any of their Affiliates to perform their respective obligations hereunder or under any other agreement with respect to the Apartment Complex, other than proceedings which have been bonded against without recourse to Partnership assets in such manner as to stay the effect of the proceedings or otherwise have been adequately provided for. This subparagraph shall be deemed to include, without limitation, the following: (x) legal actions or proceedings before any court, commission, administrative body or other governmental authority having jurisdiction over the zoning applicable to the Apartment Complex; (y) labor disputes; and (z) acts of any governmental authority.

	(3)	No default (or event which, with the giving of notice
or the passage of time or both, would constitute a default) has occurred and is continuing under this Agreement or under any material provision of the Project Documents, and the same are in full force and effect.

	(4)	No Partner or Related Person bears the economic risk of
loss with respect to the Permanent Mortgage.

	(5)	The Apartment Complex is being or has been completed in
a timely manner in conformity with the Project Documents. There is no violation by the Partnership or the General Partners of any zoning, environmental or similar regulation applicable to the Apartment Complex which could have a material adverse effect thereon, and the Partnership has complied with all applicable municipal and other laws, ordinances and regulations relating to such construction and use of the Apartment Complex. All appropriate public utilities, including, but not limited to, water, electricity, gas (if called for in the plans and specifications), and sanitary and storm sewers, are or will be available and operating properly for each unit in the Apartment
Complex at the time of the first occupancy of such unit.

	(6)	The Partnership owns good and marketable fee simple
title to the Apartment Complex, subject to no material liens, charges or encumbrances other than those which (a) are both permitted by the Project Documents and are noted or excepted in the title insurance policy submitted to the Investment Limited Partner as a precondition to payment of the First Installment, and (b) do not materially interfere with use of the Apartment Complex (or any part thereof) for its intended purpose or have a material adverse effect on the value of the Apartment Complex.

	(7)	The execution and delivery of all instruments and the
performance of all acts heretofore or hereafter made or taken pertaining to the Partnership or the Apartment Complex by each Affiliate of a General Partner which is a corporation have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter or by-laws of such Affiliate or any agreement by which such Affiliate or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

	(8)	Any General Partner which is a corporation (a
Corporation) has been duly organized, is validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power to be a General Partner and to perform its duties and obligations as contemplated by this Agreement and the Project Documents. Neither the execution and delivery by any Corporation of this Agreement nor the performance of any of the actions of any Corporation contemplated hereby has constituted or will constitute a violation of (a) the articles of organization or by-laws of such Corporation, (b) any agreement by which such Corporation is bound or to which any of its property or assets is subject, or (c) any law, administrative regulation or court decree.

	(9)	No Event of Bankruptcy has occurred with respect to any
General Partner.

	(10)	All accounts of the Partnership required to be
maintained under the terms of the RECD Loan Agreement, including, but not necessarily limited to, any account for replacement reserves, are currently funded to the levels required by RECD.

	(11)	If the only General Partners or Partners are
corporations, then the General Partner(s) have a net worth which satisfies the 89-12 Requirements.

	(12)	All payments and expenses required to be made or
incurred in order to complete construction of the Apartment Complex in conformity with the Project Documents, to fund any reserves hereunder or under any other Project Document required to be funded at or prior to the later of the Admission Date or Permanent Mortgage Commencement, to satisfy all requirements under the Project Documents and/or which form the basis for determining the principal sum of the Permanent Mortgage and to pay the Construction and Development Fee have been or will be paid or provided for utilizing only (a) the Capital Contribution of the Investment Limited Partner, (b) the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, (c) the available net rental income, if any, earned by the Partnership prior to Permanent Mortgage Commencement (to the extent that it is permitted to be used for such purposes by RECD), (d) any insurance proceeds and (e) the funds furnished by the General Partners pursuant to Sections 6.5(a) and 6.11(a).

	(13)	The amount of Tax Credit which is expected to be
allocated by the Partnership to the Investment Limited Partner is $14,761 for 1998; $35,426 per annum for the years 1999 through 2007 (inclusive); and $14,759 for 2008.

	(14)	The Apartment Complex is being developed in a manner
which satisfies and shall continue to satisfy, all restrictions, including tenant income and rent restrictions, applicable to projects generating Tax Credits.

	(15)	No General Partner, any Affiliate of a General Partner
or Person for whose conduct any General Partner is or was responsible has ever: (i) owned, occupied, or operated a Site or Vessel on which any Hazardous Material was or is stored, transported, or disposed of, except if such storage, transportation or disposition was and is at all times in compliance with all laws, ordinances, and regulations pertaining thereto; (ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was or is at all times in compliance with all laws, ordinances and regulations pertaining thereto); (iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Apartment
Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, by any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; or (y) the incurrence of any expense or loss by any such governmental authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Apartment Complex or any such Site or Vessel.

	(16)	To the best of the General Partners' knowledge, no
Hazardous Material was ever or is now stored on, transported, or disposed of on the land comprising the Apartment Complex, except to the extent any such storage, transport or disposition was at all times in compliance with all laws, ordinances, and regulations pertaining thereto.

	(17)	The General Partners have fulfilled and will continue
to fulfill all of their duties and obligations under Section 6.5.

	(18) Rental Assistance shall be provided for all 44 units in the Apartment Complex by RECD.

	(19) The General Partner shall make a capital contribution upon Admission in the amount of $100.

	(20) No building which constitutes any part of the Apartment Complex was last placed in service for any purpose within ten years of the date such building was purchased by the Partnership, the General Partners, or any of them, or any Affiliate of any General Partner.

	(21) No building which constitutes any part of the Apartment Complex has ever been placed into service by any General Partner, or any them, or any Person related to the General Partners or any of them, within the meaning of Section 42 of the Code.

	(22) No building which constitutes any part of the Apartment Complex has received an allocation of low-income housing tax credit for which the fifteen year compliance period is still in effect.

	(23) Within the ten years prior to the Partnership's acquisition of the Apartment Complex, no rehabilitation work has been performed, on any building which constitutes any part of the Apartment Complex, the cost for which was greater than 25% of such building's adjusted basis.

	(24) The total cost of rehabilitation expenses, as that term is defined in Section 42 of the Code, incurred during any 24 month period with respect to each building constituting any part of the Apartment Complex was equal to, or greater than, the greater of (a) ten percent (10%) of such building's unadjusted basis, or $3,000 per low-income housing unit in such building.

	(25) The Partnership has fulfilled all requirements set forth in Section 42 of the Code for each building to qualify for the acquisition and rehabilitation tax credits as set forth in said Section.



6.7 Liability on the Permanent Mortgage

	Neither any General Partner nor any Related Person shall at any time bear the economic risk of loss for the payment of any portion of any Mortgage, and the General Partners shall not permit any other Partner or any Related Person to bear the economic risk of loss for the payment of any portion of any Mortgage.

	6.8 Indemnification of the General Partners

	(a)	No General Partner nor any Affiliate thereof shall have
liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of any General Partner or Affiliate thereof if such General Partner or Affiliate thereof in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of such General Partner or Affiliate thereof.

	(b)	A General Partner or any Affiliate thereof shall be
indemnified by the Partnership against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with the Partnership, provided that all of the following conditions are met: (i) such General Partner has determined, in good faith, that the course of conduct which caused the loss, judgment, liability, expense or amount paid in settlement was in the best interests of the Partnership; and (ii) such loss, judgment, liability, expense or amount paid in settlement was not the result of negligence or misconduct on the part of the General Partner or Affiliate thereof; and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership, and not from the Limited Partners.

	(c)	Notwithstanding the above, no General Partner or any
Affiliate thereof performing services for the Partnership or any broker-dealer shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities laws violations as to the particular indemnitee and, the court approves the indemnification of such litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and, the court approves the indemnification of such litigation costs or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall, prior to seeking court approval for such indemnification, place before the court the positions of the Securities and Exchange Commission, the Pennsylvania Securities Division and any other applicable state securities administrator with respect to the issue of indemnification for securities law violations.

	(d)	The Partnership shall not incur the cost of the portion
of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

	(e)	The Partnership may indemnify Affiliates of the General
Partner under this Section 6.8 only if the loss involves activity in which such Affiliates acted in the capacity of a General
Partner.

	(f)	For purposes of this Section 6.8 only, the term
Affiliate shall mean any Person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by or is under common control with a General Partner;
(ii) owns or controls ten percent (10%) or more of the outstanding voting securities of a General Partner; (iii) is an officer, director, partner or trustee of a General Partner; or
(iv) if a General Partner is an officer, director, partner or trustee, is any company for which such General Partner acts in any such capacity.

	6.9  Indemnification of the Partnership and the Limited
		  Partners

	(a)	The General Partners will indemnify and hold the
Partnership and the Limited Partners harmless from and against any and all losses, damages and liabilities which the Partnership or any Limited Partner may incur by reason of the (a) past, present or future actions or omissions of the General Partner or any of their Affiliates, or (b) any liabilities to which either the Partnership or the Apartment Complex is subject; provided, however, that the foregoing indemnification shall not apply to
(i) any Mortgage or (ii) necessary contractual obligations incurred pursuant to RECD requirements in connection with the operation of the Apartment Complex in the ordinary course of business.

	(b)	Notwithstanding the foregoing, no General Partner shall
be liable to a Limited Partner or the Partnership for any act or omission for which the Partnership is required to indemnify such General Partner under Section 6.8.

	(c) The General Partners shall indemnify, defend, and hold the Investment Limited Partner harmless from and against any claim brought or threatened against the Investment Limited
Partner or loss (as well as from any and all attorneys' fees and expenses incurred in connection with any such claim or loss) on account of the presence of any Hazardous Material at the Apartment Complex. Any claim or loss described in the immediately preceding sentence may be defended, compromised, settled, or pursued by the Investment Limited Partner with counsel of the Investment Limited Partner's selection, but at the expense of the General Partners. Notwithstanding anything else set forth herein, this indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement.

6.10 Operating Deficits

	Subject to the prior written consent of each RECD (if such consent shall be required under applicable RECD regulations), the General Partners shall be obligated from the later to occur of
(i) Permanent Mortgage Commencement or (ii) the Admission Date to advance funds to meet operating expenses and debt service of the Partnership which exceed operating income available for the payment thereof. In the event that the General Partners shall fail to make any such advance as aforesaid, the Partnership shall utilize amounts (the Applied Fees) otherwise payable to the General Partners or Affiliates thereof under Section 6.12 to meet the obligations of the General Partners pursuant to this Section
6.10. Such Applied Fees shall also constitute payment and satisfaction of amounts payable to the General Partners or Affiliates thereof under Section 6.12, with the proceeds thereof being applied to such obligations, and the obligation of the Partnership to make such installment payments to the General Partners or the Affiliates thereof pursuant to Section 6.12 shall be deemed satisfied to the extent thereof. For the purpose of this Section 6.10, all expenses shall be paid on a sixty (60) day current basis. Moreover, the General Partners may in their discretion at any time advance funds to the Partnership to pay operating expenses of the Partnership in order to facilitate the Partnership's compliance with the Rent Restriction Test. All advances pursuant to this Section 6.10 (including any Applied
Fees) shall be Subordinated Loans repayable without interest in accordance with the provisions of Article X. The form and provisions of all Subordinated Loans shall conform to applicable rules and regulations.

6.11	Obligation to Complete the Construction of the
			Apartment Complex

	(a) The General Partners shall complete the construction of the Apartment Complex substantially in accordance with the plans and specifications approved by RECD and the Lenders and all requirements necessary to obtain the required certificates of occupancy for dwelling units, or cause the same to be completed, in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens, and shall equip the Apartment Complex or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges, and shall cause all necessary certificates of occupancy for all apartment units in the Apartment Complex to be obtained, all in accordance with the Project Documents. If the proceeds of the net rental income, if any, of the Apartment Complex generated prior to the later of Permanent Mortgage Commencement or the Admission Date and which is permitted by RECD to be utilized for any of the purposes hereinafter set forth, the Capital Contribution of the Investment Limited Partner, the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, and any insurance proceeds arising out of casualties prior to the later of Permanent Mortgage Commencement or the Admission Date as available from time to time are insufficient to (i) acquire and complete the construction of the Apartment Complex and satisfy all other obligations, all as provided in the first sentence of this Section 6.11(a), (ii) make the special distributions to the General Partners described in
Section 10.2(c), (iii) pay the Construction and Development Fee,
(iv) arrive at Permanent Mortgage Commencement in conformity with the Project Documents, (v) discharge all Partnership liabilities and obligations arising out of any casualty giving rise to any such insurance proceeds, and (vi) provide for all other payments and expenses required to be made or incurred through the later of Permanent Mortgage Commencement or the Admission Date, including the funding of any reserves required hereunder or under any other Project Document, the General Partners shall be responsible for and obligated to pay such deficiencies and shall, to the extent permitted under the Project Documents and any applicable regulations or requirements of RECD, be reimbursed at or prior to the later of Permanent Mortgage Commencement or the Admission
Date only out of the proceeds designated in this sentence available from time to time after payment of all costs described in this sentence. Any amounts advanced not reimbursed through Permanent Mortgage Commencement or from the proceeds of the Capital Contribution of the Investment Limited Partner as provided in Section 5.1 shall not be reimbursable or otherwise change the Interest of any Person in the Partnership but shall be borne by the General Partners. In the event that the General Partners shall fail to fund any such deficiency as required by this Section 6.11(a), an amount not in excess of the next installment of the Construction and Development Fee due to the General Partners or any of their Affiliates under Section 6.12 or any other provision hereof shall be applied by the Partnership to meet such obligation of the General Partners, and, to the extent there may still be a deficiency, any amounts otherwise payable as the Annual Partnership Management Fee may also be so applied.
Any such application of funds as described in the immediately preceding sentence shall constitute a payment of the amount of the Fee or such other item which such funds had been earmarked to pay, and the obligation of the General Partners to advance such amount under this Section 6.11(a) shall be satisfied to the extent of such application.

	(b) The completion of the Apartment Complex shall be secured by a completion bond in an amount at least equal to the full amount of the construction contract for the Apartment Complex or by other security satisfactory to the Investment Limited Partner, which other security may include, but shall not be limited to, the following:

	(i) a written guaranty of completion by a Person, supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees; and/or

	(ii) a retention of a reasonable portion of the Capital
Contribution of the Investment Limited Partner and/or fees to the General Partner as a potential offset in the event the General
Partners do not perform in accordance with this Agreement.

6.12 Certain Payments to the General Partners and Others

	(a) The Partnership shall pay to the General Partners a non-cumulative fee (the Annual Partnership Management Fee) commencing in 1998 for their services in connection with the administration of the day to day business of the Partnership in an annual amount equal to $1,500 per annum. The Annual Partnership Management Fee for each fiscal year of the Partnership shall be payable from Cash Flow in the manner and priority set forth in Section 10.2(a) to the extent Cash Flow is available therefor for such year.

	(b) In consideration of their consultation, advice and other services in connection with the construction and development of the Apartment Complex and as consideration for the assignment described in Section 6.14, the Partnership shall pay to the
General Partners (or their designee) a construction and
development fee (the Construction and Development Fee) in the principal amount of $54,313, which fee shall be earned in full as to each building in the Apartment Complex as of the date such building is completed. The Construction and Development Fee shall be payable $6,234 from the proceeds of the Second
Installment, $45,771 from the proceeds of the Third Installment and $2,308 from the proceeds of the Fourth Installment. Any
portion of the Construction and Development Fee which shall not have been paid after payment of the Installments shall be payable from cash flow as set forth in Section 10.2, with the deferred developer's fee being paid in full by the tenth year of
operations. 	Any amount remaining to be paid at that time will
be paid in full by the General Partner on such date in an amount equal to the aggregate amount of such unpaid portion(s) of the Construction and Development Fee; immediately upon receipt by the Partnership of such funds from the General Partner, the Partnership shall pay all unpaid portion(s) of the Construction and Development Fee to the recipient thereof in accordance with the provisions of this Section 6.12(b).

	(c) The Partnership shall pay to Boston Capital or an Affiliate thereof a fee (the Reporting Fee) commencing in 1998 for its services in connection with the Partnership's accounting matters relating to the Investment Limited Partner and assisting with the preparation of tax returns and the reports required by
Section 12.7, said Reporting Fee to be in the amount of $1,500. The Reporting Fee shall be payable from Cash Flow in the manner and priority set forth in Section 10.2(a); provided, however, that if in any fiscal year commencing with 1998, Cash Flow is insufficient to pay the full amount of the Reporting Fee, the General Partner shall be obligated to make Subordinated Loans to the Partnership to cover the Reporting Fee.

6.13 Delegation of General Partner Authority

	If there shall be more than one General Partner serving hereunder, each General Partner may from time to time, by an instrument in writing, delegate all or any of his powers or duties hereunder to another General Partner or General Partners.

	Every contract, deed, mortgage, lease and other instrument executed by any General Partner shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (a) the Partnership was in existence, (b) this Agreement had not been amended in any manner so as to restrict the delegation of authority among General Partners (except as shown in certificates or other instruments duly filed in the Filing Office) and (c) the execution and delivery of such instrument was duly authorized by the General Partners. Any Person may always rely on a certificate addressed to him and signed by any General Partner hereunder:

	(1)	As to who are the General Partners or Limited Partners
hereunder;

	(2)	As to the existence or nonexistence of any fact which
constitutes a condition precedent to acts by the General Partners or in any other manner germane to the affairs of the Partnership;

	(3)	As to who is authorized to execute and deliver any
instrument or document of the Partnership;

	(4)	As to the authenticity of any copy of this Agreement
and amendments thereto; or
	(5)	As to any act or failure to act by the Partnership or
as to any other matter whatsoever involving the Partnership or any Partner.

6.14 Assignment to Partnership

	The General Partners hereby transfer and assign to the partnership all of their right, title, and interest in and to the Apartment Complex and in and to all of the Project Documents, including, but not limited to, the following: (i) all contracts with architects, supervising architects, engineers and contractors with respect to the development of the Apartment Complex; (ii) all plans, specifications and working drawings heretofore prepared or obtained in connection with the Apartment Complex; (iii) all governmental commitments and approvals obtained, and applications therefor, including, but not limited to, those relating to planning, zoning, building permits and Tax Credit; (iv) any and all commitments with respect to any Mortgage(s); (v) any and all contracts or rights with respect to any agreements with RECD; and (vi) any other work product related to the Apartment Complex and/or the Partnership.


ARTICLE VII

Withdrawal of a General Partner; New General Partners

7.1 Withdrawal

	(a)	No General Partner shall Withdraw from the Partnership
(other than by reason of death or adjudication of incompetence or insanity) or sell, assign or encumber its Interest without the Consent of the Investment Limited Partner and all the other
General Partners except that if the Special Limited Partner or a designee thereof becomes a General Partner pursuant to Section
4.5(b), Section 5.2(e), Section 6.2 (b) or Section 6.10, it shall not require the consent of any other General Partner to transfer all or any portion of its interest as a General Partner, other than as may be required under the Uniform Act. In the event of any Withdrawal by a General Partner in violation of this Section
7.1, such General Partner, in addition to being subject to any and all other legal remedies which may be pursued by the Partners, shall forfeit to the remaining Special Limited Partner such General Partner's Interest and all unpaid fees from the Partnership and shall remain liable for all his obligations under this Agreement. In addition, upon such Withdrawal and transfer, the Special Limited Partner or its designee shall automatically become a General Partner without further action by the Withdrawing General Partner or any other Partner, and each Partner hereby consents to such transfer and to the admission of the Special Limited Partner or its designee as a General Partner in such a situation. Such transfer shall occur automatically upon such Withdrawal without further action by such Withdrawing General Partner. Notwithstanding the foregoing, the Investment Limited Partner and the Special Limited Partner acknowledge that
Home Properties is approved as an eligible Substitute General
Partner.

	(b)	If at any time the only General Partners of the
Partnership shall be one or more corporations (or partnerships with corporations as sole general partners), they shall be obligated to have a net worth which satisfies the 89-12 Requirements. If the General Partners shall at any time fail to meet the requirements of this Section 7.1(b), then they shall be deemed to have withdrawn from the Partnership in violation of the provisions of this Section 7.1 and shall be subject to the provisions of Section 7.1(a). Notwithstanding the foregoing, the provisions of this Section 7.1(b) shall not apply to the Special Limited Partner or its designee in the event it becomes the sole General Partner.

7.2 Obligation to Continue

	Upon the Withdrawal of a General Partner, the remaining General Partners shall have the right and obligation to continue the business of the Partnership employing its assets and name, all as contemplated by the Uniform Act. Within 30 days after they obtain knowledge of the Withdrawal of a General Partner, the remaining General Partners shall notify the Investment Limited Partner of such Withdrawal.

7.3 Withdrawal of All General Partners

	If, following the Withdrawal of a General Partner, there is no remaining General Partner, the Investment Limited Partner and/or the Special Limited Partner may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.4 by selecting a successor General Partner. If the Investment Limited Partner and/or the Special Limited Partner elects to reconstitute the Partnership pursuant to this Section 7.3 and admit the designated successor General Partner, the relationship among the then
Partners shall be governed by this Agreement.

7.4 Interest of General Partner After Permitted Withdrawal

	In the event of the Withdrawal of a General Partner not in violation of Section 7.1, the Withdrawing General Partner hereby covenants and agrees to transfer to the remaining General
Partners or to a successor General Partner selected in accordance with Section 7.3, as the case may be, such portion of the Withdrawing General Partner's Interest as such remaining or successor General Partners may designate, such transfer to be made in consideration of the payment by the transferee of either the agreed value of such Interest or, if such value is not agreed to, the fair market value of such Interest as determined by a committee of three qualified real estate appraisers, one selected by the Withdrawing General Partner, one selected by the transferee and a third selected by the other two. The portion of the Withdrawing General Partners Interest designated to be transferred in accordance with the provisions of this Section 7.4 shall be sufficient to ensure the continued treatment of the Partnership as a partnership under the Code and as a limited partnership under the Uniform Act, and, for the purposes of
Article X, shall be deemed to be effective as of the date of Withdrawal, but the Partnership shall not make any distributions to the designated transferee until the transfer has been made.
Any holder of any portion of the Interest of a Withdrawing
General Partner which is not designated to be transferred to the remaining or successor General Partners pursuant to the provisions of this Section 7.4 shall become an Additional Limited Partner but (i) with the same share of the profits, losses, tax credits, Cash Flow and other distributions to which the holder of such Interest was entitled when held as a General Partner Interest, and shall not participate in the votes or Consents of the Investment Limited Partner hereunder. The admission of any successor or additional General Partner shall be subject to the consent of RECD (if required) and the Consent of the Investment Limited Partner.

	7.5	Admission of Additional General Partner(s) under
Certain Circumstances

	In the event each of the General Partners is a corporation and the General Partners at any time, or from time to time, fail to have a net worth which satisfies the 89-12 Requirements, the Special Limited Partner or its designee(s) shall be admitted (and each hereby agrees to be admitted], automatically and without further action by them or any Partner, as additional General Partner(s), notwithstanding any other provision of this Agreement. The General Partners hereby agree to take all action necessary to implement this Section 7.5. Further, the General Partners agree in such event to give prompt written notice thereof to each Lender and to RECD. If any Lender or RECD rejects the admission of any additional General Partner so admitted as a General Partner, then such additional General Partner shall withdraw as a General Partner promptly after an additional General Partner acceptable to each Lender and RECD is admitted to the Partnership. Simultaneously with such admission, each of the previously admitted General Partners shall be deemed to have assigned proportionally to the additional General Partner(s), automatically and without further action, such portion of its General Partner Interest so that the additional General Partner shall receive not less than a one hundredth of one percent (0.01%) interest (or such greater percentage as may be required either (i) in the opinion of the Tax Accountants, to assure the partnership status of the Partnership for Federal income tax purposes or (ii) by RECD) in the profits, losses, tax credits and distributions of the Partnership in consideration of $1.00 and any other consideration which may be agreed upon. An additional General Partner so admitted shall automatically become the Managing General Partner and be irrevocably delegated all of the power and authority of all of the General Partners pursuant to Section 6.13. Each such additional General Partner shall remain a General Partner until a Lender or RECD shall object thereto in writing or until such time as, in the opinion of the Tax Accountants, the Partnership would continue to be treated as a partnership for Federal income tax purposes notwithstanding their Withdrawal. At such time, each such additional General Partner may, at its option, then Withdraw without the approval of the Limited Partners upon reassignment of its entire Interest to the remaining General Partners. Each partner hereby grants to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law and coupled with an interest, to amend the Certificate and this Agreement and to do anything else which, in the view of the Special Limited Partner, may be necessary or appropriate to accomplish the purposes of this Section 7.5 or to manage the business of the Partnership.
The admission of an additional General Partner shall not relieve any other General Partner of any of its economic obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner from and against any and all losses, judgments liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.


ARTICLE VIII

Transferability of Limited Partner Interests

8.1 Assignments

	(a)	Except by operation of law (including the laws of
descent and distribution) or Section 8.1(b), no Limited Partner may assign all or any part of its Interest without the written consent of the General Partners, the giving or withholding of which is exclusively within their discretion.

	(b)	A Limited Partner, without the consent of the General
Partners, may assign to any Person all or any portion of the economic benefits of the ownership of its Interest; provided, however, that such assignment shall not be binding on the Partnership until there shall have been filed with the Partnership by registered mail certified copies of an executed and acknowledged assignment and the written acceptance by the assignee of all the terms and provisions of this Agreement; if such assignment and acceptance are not so filed, the Partnership need not recognize such assignment for any purpose. An assignee of a Limited Partner who does not become a Substituted Limited Partner shall have, and shall only have, the right to receive the share of allocations and distributions of the Partnership to which the assigning Limited Partner would have been entitled with respect to the Interest (or portion thereof) so assigned if no such assignment had been made by such Limited Partner. Any assigning Limited Partner whose permitted assignee becomes a Substituted Limited Partner shall thereupon cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner. Where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize such assignment not later than the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith.

	(c)	Every assignee of a Limited Partner Interest (or any
portion thereof) who desires to make a further assignment of its Interest shall be subject to all the provisions of this Article
VIII.

	8.2 Substituted Limited Partner

	No Limited Partner shall have the right to substitute an assignee as Limited Partner in its place. Subject to Section 8.3, the General Partners may, however, in their sole discretion, permit an assignee to become a Substituted Limited Partner. The consent of the General Partners to an assignment of a Limited Partner Interest under Section 8.1 shall not, in and of itself, constitute permission under this Section 8.2.

	Any Substituted Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify the agreement of such Substituted Limited Partner to be bound by all the provisions of this Agreement and shall pay the Partnership's reasonable legal fees and filing costs in connection with its substitution as a Limited Partner.

8.3 Restrictions

	(a)	No Disposition may be made if such Disposition would
violate Section 13.1.

	(b)	In no event shall all or any part of a Limited Partner
Interest be Disposed of to a minor (other than to a descendant by reason of death) or to an incompetent.

	(c)	The General Partners may, in addition to any other
requirement they may impose, require as a condition of any Disposition that the transferor (i) assume all costs incurred by the Partnership in connection therewith and (ii) furnish the Partnership and the other Partners with an opinion of counsel satisfactory to counsel to the Partnership that such Disposition complies with applicable Federal and state securities laws.

	(d)	Any sale, exchange, transfer or other Disposition in
contravention of any of the provisions of this Section 8.3 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

ARTICLE IX

Borrowings

	9.1 Borrowings

	All Partnership borrowings shall be subject to the terms of this Agreement, including, but not limited to, the restrictions of Section 6.2, and may be made from any source, including
Partners and their Affiliates. Any Partnership borrowings from any Partner shall be subject to the prior written consent of RECD (if required under applicable RECD regulations or requirements).
If any Partner shall lend any monies to the Partnership, the amount of any such loan shall not be an increase of such Partner's Capital Contribution. If any Partner shall so lend monies, such loans shall be an obligation of the Partnership and (except for advances required by Section 6.11(a), Section 9.1 and Subordinated Loans) shall be repayable to such Partner on the same basis and with the same rate of interest as would be applicable to a comparable loan to the Partnership from a third party.

ARTICLE X

   Profits, Losses, Tax Credits,
Distributions and Capital Accounts

10.1 Profits, Losses and Tax Credits

	(a)	Subject to Section 10.1(c) and Section 10.4 hereof, for
each Partnership fiscal year or portion thereof, all profits, tax-exempt income, losses, non-deductible, non-capitalizable expenditures, and tax credits incurred or accrued on or after the Commencement Date, other than those arising from a Capital
Transaction, shall be allocated 99.99% to the Investment Limited
Partner and 0.01% to the General Partners.

	(b)	Except as otherwise specifically provided in this
Article, all profits and losses arising from a Capital
Transaction shall be allocated to the Partners as follows:

As to profits:

	First, that portion of profits (including any profits treated as ordinary income for Federal income tax purposes) shall be allocated to the Partners who have negative Capital Account balances in proportion to the amounts of such balances, provided that no profits shall be allocated to a Partner under this Clause First to increase any such Partner's Capital Account above zero;

	Second, profits in excess of the amounts allocated under Clause First above shall be allocated to the Investment Limited Partner in an amount equal to the amount of cash required to pay to the Investment Limited Partner the full amount (including interest) of any Credit Recovery Loans; and,

	Third, profits in excess of the amounts allocated under Clauses First and Second above shall be allocated to the Partners in the same percentages as cash is distributed under Clause Sixth of Section 10.2(b).

		As to losses:

	First, an amount of losses shall be allocated to the Partners to the extent and in such proportions as shall be necessary such that, after giving effect thereto, the respective balances in all Partners' Capital Accounts shall be in the ratio of 99.99% for the Investment Limited Partner and 0.01% for the General Partners;

	Second, an amount of losses shall be allocated to the Partners until the balance in each Partner's Capital Account equals the amount of such Partner's Capital Contribution (after the allocation under Clause First above);

	Third, an amount of losses shall be allocated to the Partners to the extent of and in proportion to such Partners'
Capital Account balances (after the allocations under Clauses
First and Second above); and

	Fourth, any remaining amount of losses after the allocations under Clauses First, Second and Third above shall be allocated to the Partners in accordance with the manner in which they bear the economic risk of loss associated with such loss; provided, however, that in the event that no Partner bears an economic risk of loss, then any remaining losses shall be allocated 99.99% to the Investment Limited Partner and 0.01% to the General Partners.

	(c)	Notwithstanding the foregoing provisions of Sections
10.1(a) and 10.1(b), in no event shall any losses be allocated to the Investment Limited Partner, the Special Limited Partner or any additional limited partner admitted pursuant to Sections
4.5(b), 5.2(e), 6.2(b), 6.10 or 7.5, if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in the Investment Limited Partner's Capital Account to exceed the Investment Limited
Partner's share of Partnership Minimum Gain plus the Investment Limited Partner's share, if any, of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to the Investment Limited Partner by virtue of the application of this
Section 10.1(c) shall be allocated to the General Partners. For purposes of this Section 10.1(c), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.


10.2 Cash Distributions Prior to Dissolution

(a)	Cash Flow

	Subject to RECD approval (if required), Cash Flow for each fiscal year or portion thereof of the Partnership shall be applied as follows:

	First, to the payment of the Reporting Fee for such year and for any previous year(s) as to which the Reporting Fee shall not yet have been paid in full;

	Second, to the payment of any accrued and unpaid interest on the Construction and Development Fee;

	Third, to the repayment of any Subordinated Loans;

	Fourth, in an amount not to exceed the difference between
(i) $1,500 and (ii) the amount of Cash Flow for such year applied under Clause Second above, to the payment of the Annual
Partnership Management Fee attributable to such year;

	Fifth, to the Payment of the Incentive Management Fee for such year, as defined in Section 11.E.; and,

	Sixth, the balance thereof, if any, shall be distributed annually, within seventy-five (75) days after the end of the fiscal year, 99.99% to the Investment Limited Partner and .01% to the General Partners; provided, however, that during such time as RECD regulations are applicable to the Apartment Complex, the total amount of Cash Flow which may be so distributed to the Partners in respect to any fiscal year shall not exceed such amounts as RECD regulations permit to be distributed.

(b)	Distributions of other than Cash Flow

	Prior to dissolution, if the General Partners shall determine from time to time that cash is available for distribution from a Capital Transaction, such cash shall be applied or distributed as follows:

	First, to the payment of all matured debts and liabilities of the Partnership (including, but not limited to, all expenses of the Partnership incident to the Capital Transaction), excluding (i) debts and liabilities of the Partnership to Partners or their Affiliates (except as otherwise provided in Section 12.3) and (ii) all unpaid fees owing to the General Partners or their Affiliates; and to the establishment of any reserves which the General Partners and the Auditors shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

	Second, if the Permanent Mortgage is in place at the time of such Capital Transaction of if such Capital Transaction constitutes a refinancing of the Permanent Mortgage, to the General Partners in an aggregate amount equal to 5% of the proceeds remaining after the payment of the items set forth in Clause First of this Section 10.2(b);

	Third, to the payment of the Reporting Fee for such year and for any previous year as to which the Reporting Fee has not been paid in full.

	Fourth, to the payment to the Investment Limited Partner of the full amount (including interest) of any Credit Recovery
Loans;

Fifth, to the repayment of any Subordinated Loans;

	Sixth, to the repayment of any then-unpaid debts and liabilities owed to Partners or Affiliates thereof by the Partnership for Partnership obligations (exclusive of Credit Recovery Loans and Subordinated Loans) to any of them, including, but not limited to, accrued and unpaid interest on the Construction and Development Fee and/or the Developer's Overhead or Asset Management Fee, if any, the Annual Partnership Management Fee for the fiscal year of the Capital Transaction, but excluding the Working Capital Loan; provided, however, that any debts or obligations to be repaid to any Limited Partner or any Affiliate thereof pursuant to this Clause Fifth shall be repaid prior to the repayment of any such debts or obligations to any General Partner or any Affiliate thereof;

	Seventh, to the Investment Limited Partner and the General Partner, pro rata in the amount of their Invested Amounts, however, the amount received by the General Partner pursuant to this Clause Seventh shall be reduced by any amounts received pursuant to Clause Second of this Section 10.2(b).

	Eighth, to the payment to each Limited Partner of an amount equal to its Invested Amount and to the repayment to any other
Limited Partner of its paid-in Capital Contribution, in each case, minus any prior distributions made to such Limited Partner under this Clause Ninth, but never an amount less than zero;

	Ninth, to the repayment to the General Partners of their paid-in Capital Contributions minus any prior distributions made to them under this Clause Eighth, and under Section 10.2(c), but never an amount less than zero;

	Tenth, except in the case of a refinancing, to each partner in an amount equal to the positive balance in its Capital
Account, after adjustments pursuant to Clause First through Ninth of this Section 10.2(b);

	Eleventh, to the repayment of the Working Capital Loan;

	Twelfth, 67% to the Investment Limited Partner and 33% to the General Partners until the Investment Limited Partner shall have received the return of its Invested Amount; and

	Thirteenth, any balance 33.999% to the Investment Limited
Partner, .001% to the Special Limited Partner and 66% to the
General Partners.

	Notwithstanding the foregoing, however, for the purpose of determining the amounts to be distributed under Clauses Ninth and Twelfth for a particular Capital Transaction, any distribution to the General Partners under Clause Second for such Capital Transaction shall be credited against and reduce any distributions which would otherwise be made to the General Partners under Clauses Ninth and Twelfth (with such credit operating first against Clause Ninth distributions and then against Clause Twelfth distributions); and the amount not distributed to the General Partners under Clauses Ninth and Twelfth as a result thereof shall be distributed as if it were additional proceeds of such Capital Transaction. Any proceeds of a Capital Transaction distributed to the General Partners under Clause Second which are not currently credited against a distribution to the General Partners under either of Clause Ninth or Clause Twelfth from such Capital Transaction shall be applied as additional credits against any distributions to the General Partners under any of Clauses Ninth and Twelfth which may be the result of any future Capital Transactions.

	(c)	Special Distributions

	The Partnership shall make special cash distributions in the form of developer's overhead to the General Partners totaling
$101 payable $101 from the proceeds of the  Fourth Installment.
These special cash distributions shall be treated as distributions pursuant to Section 731 of the Code.

10.3 Distributions Upon Dissolution

	(a)	Upon dissolution and termination, after payment of, or
adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections
10.1(b) and 10.3(b). In the event that a General Partner or Additional Limited Partner has a negative balance in its Capital Account following the liquidation of the Partnership or such Partner's Interest, after taking into account all Capital Account adjustments for the Partnership taxable year in which such liquidation occurs, such Partner shall pay to the Partnership in cash an amount equal to the negative balance in such Partner's
Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

	(b)	With respect to assets distributed in kind to the
Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.1(b), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.3(b), unrealized appreciation or unrealized depreciation shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Regulation Section 1.704-1(b). This Section 10.3(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.3(b) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partner with the Consent of the Investment Limited Partner.

10.4 Special Provisions

	(a)	Except as otherwise provided in this Agreement, all
profits, tax exempt income, losses, non-deductible non-capitalizable expenditures, tax credits and cash distributions shared by a class of Partners shall be shared by each Partner in such class in the ratio of such Partner's paid-in Capital Contribution to the paid-in Class Contribution of the class of Partners of which such Partner is a member.

	(b)	Notwithstanding the foregoing provisions of this
Article X:

	(i) If (a) the Partnership incurs recourse obligations or Partner Non-Recourse Debt (including, without limitation, Subordinated Loans) or (b) the Partnership incurs losses from extraordinary events which are not recovered from insurance or otherwise (collectively Recourse Obligations) in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Recourse Obligations shall be allocated to the General Partners; and second, the balance of such deductions shall be allocated as provided in Section
10.1(a).

	(ii) If any profit arises from the sale or other disposition of any Partnership asset which shall be treated as ordinary income under the depreciation recapture provisions of the Code, then the full amount of such ordinary income shall be allocated among the Partners in the proportions that the Partnership deductions from the depreciation giving rise to such recapture were actually allocated. In the event that subsequently-enacted provisions of the Code result in other recapture income, no allocation of such recapture income shall be made to any Partner who has not received the benefit of those items giving rise to such other recapture income.

	(iii) If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Apartment Complex and such indebtedness is distributed to the Partners pursuant to the provisions of Section 10.2(b) or Section 10.3, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each class of Partners based on Section 10.2(b) or Section 10.3, as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective classes shall receive such respective percentages of the net cash purchase price and purchase money principal.
Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective classes of Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

	(iv) Income, gain, loss and deduction with respect to any asset which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for Federal income tax purposes shall be shared among the Partners so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-l(b)(2)(iv)(g).

	(v) The terms profits and losses used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for Federal income tax purposes shall be allocated in the same manner as set forth in this Article X, except as provided in Section 10.4(b)(iv).

	(vi) If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year, before any other allocation of Partnership items for each taxable year. A Partner shall not be subject to this mandatory allocation of income or gain to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(f)(2) applies. All allocations pursuant to this Section 10.4(b)(vi) shall be in accordance with Treasury Regulation Section 1.704-2(f). This provision is a minimum gain chargeback within the meaning of Treasury Regulation Section 1.704-2(f) and shall be construed as such.

	(vii) If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury regulation Section 1.704-2(i)(4) applied consistently with Treasury Regulation Section 1.704-2(f)(2)-(5) applies. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(4) under
Section 704 of the Code.

	(viii) If a Limited Partner unexpectedly receives (a) an allocation of loss or deduction or expenditures described in
Section 705(a)(2)(B) of the Code made (1) pursuant to Section 704(e)(2) of the Code to a donee of an Interest, (2) pursuant to
Section 706(d) of the Code as the result of a change in any Partner's Interest, or (3) pursuant to Regulation Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (b) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) the amount of such Partner's obligation, if any, to restore a negative balance in such Partner's Capital Account, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section 10.4(b)(viii), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

	(ix) In the event that any fee payable to the General Partner or any Affiliate thereof shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General Partner an amount of gross income equal to the amount of such distribution.

	(x) In applying the provisions of Article X with respect to distributions and allocations, the following ordering of priorities shall apply:

	(1)	Capital Accounts shall be deemed to be reduced by
Qualified Income Offset Items.

	(2)	Capital Accounts shall be reduced by distributions of
Cash Flow under Section 10.2(a).

	(3)	Capital Accounts shall be reduced by distributions from
Capital Transactions under Section 10.2(b).

	(4)	Capital Accounts shall be increased by any minimum gain
chargeback under Section 10.4(b)(vi) or Section 10.4(b)(vii).

	(5)	Capital Accounts shall be increased by any qualified
income offset under Section 10.4(b)(viii).

	(6)	Capital Accounts shall be increased by allocations of
profits under Section 10.1(a).

	(7) 	Capital Accounts shall be reduced by allocations of
losses under Section 10.1(a).

	(8)	Capital Accounts shall be reduced by allocations of
losses under Section 10.1(b).

	(9)	Capital Accounts shall be increased by allocations of
profits under Section 10.1(b).

	(xi) To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amounts they would have reflected if adjustments required by Sections 10.4(b)(vi), 10.4(b)(vii) and 10.4(b)(viii) had not occurred.

10.5	Authority of the General Partners to Vary Allocations to
Preserve and Protect the Partners' Intent

	(a) It is the intent of the Partners that each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) shall be determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Agreement, the General Partners are hereby authorized and directed to allocate profits, tax-exempt income, losses, nondeductible non-capitalizable expenditures and credits (and items thereof) arising in any year differently than otherwise provided for in this Agreement to the extent that allocating profits, tax-exempt income, losses, nondeductible non-capitalizable expenditures or credits (or any item thereof) in the manner provided for herein would cause the determinations and allocations of each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, or credits (or any item thereof) not to be permitted by Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 10.5 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no amendment of this Agreement or approval of any Partner shall be required.

	(b)	In making any allocation (the New Allocation) under
Section 10.5(a), the General Partners are authorized to act only after having been advised in writing by the Tax Accountants that, under Section 704(b) of the Code and the Treasury Regulations thereunder, (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Agreement necessary in order to assure that, either in the then-current year or in any preceding year, each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, and credits (or any item thereof) is determined and allocated in accordance with this Agreement to the fullest extent permitted by
Section 704(b) of the Code and the Treasury Regulations thereunder.

	(c)	If the General Partners are required by Section 10.5(a)
to make any New Allocation in a manner less favorable to the Limited Partners than is otherwise provided for herein, then the General Partners are authorized and directed, only after having been advised in writing by the Tax Accountants that such an allocation is permitted by Section 704(b) of the Code, to allocate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, and credits (and any item thereof) arising in later years in such manner so as to bring the allocations of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, and credits (and each item thereof) to the Limited Partners as nearly as possible to the allocations thereof otherwise contemplated by this Agreement.

	(d)	New Allocations made by the General Partners under
Section 10.5(a) and Section 10.5(c) in reliance upon the advice of the Tax Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.

ARTICLE XI

    Management Agent

	A.	The General Partner shall engage the Management Agent
to manage the Apartment Complex pursuant to the Management
Agreement. The Management Agent shall receive a Management Fee of those amounts payable from time to time by the Partnership to the Management Agent for management services in accordance with a management contract approved by RECD or, when the Apartment
Complex is not subject to RECD regulation, in accordance with a reasonable and competitive fee arrangement. From and after the Admission Date, the Partnership shall not enter into any Management Agreement or modify or extend any Management Agreement unless (i) the General Partners shall have obtained the prior written consent of the Special Limited Partner to the identity of the Management Agent and the terms of the Management Agreement or the modification or extension thereof and (ii) such new
Management Agreement or modified or extended Management Agreement provides that it is terminable by the Partnership on thirty (30) days' notice by the Partnership in the event of any change in the identity of the General Partners.

	B.	Notwithstanding the foregoing, however, should the
Investment General Partner or an Affiliate thereof perform property management services for the Partnership, property management, rent-up or leasing fees shall be paid to the Investment General Partner or such Affiliate only for services actually rendered and shall be in an amount equal to the lesser of (i) fees competitive in price and terms with those of non-affiliated Persons rendering comparable services in the locality where the Apartment Complex is located and which could reasonably be available to the Partnership, or (ii) 6%, as permitted by RECD, of the gross revenues of the Apartment Complex. No duplicate property management fees shall be paid to any Person. Furthermore, the parties acknowledge that upon Admission, the initial Management Agent will be Home Properties.

	C.	If (i) the Management Agent is the General Partner or
an Affiliate of the General Partner, and (a) the Apartment
Complex shall be subject to a substantial building code violation which shall not have been cured within six months after notice from the applicable governmental agency or department or (ii) an Event of Bankruptcy shall occur with respect to the Management
Agent, or (iii) the Management Agent shall commit willful misconduct or gross negligence in its conduct of its duties and obligations under the Management Agreement, then, upon request by the Special Limited Partner and subject to RECD approval, if required, the General Partners must cause the Partnership to promptly terminate the Management Agreement with the Management
Agent and appoint a new Management Agent selected by the Special Limited Partner which shall not be not an Affiliate of the General Partner. Each General Partner hereby grants to the
Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to take any action and to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effectuate the provisions of this Article XI.C. Subject to RECD approval, if required, the Partnership shall not enter into any future management arrangement or renew or extend any existing management arrangement unless such arrangement is terminable without penalty upon the occurrence of the events described in this Article XI. Without limiting the foregoing, the Investment Limited Partner and/or the Special Limited Partner agrees to take into consideration whether any absence of Cash Flow results from factors beyond the reasonable control of the Management Agent and the General Partners.

	D.	The General Partners shall have the duty to manage the
Apartment Complex during any period when there is no Management
Agent.

	E.	The Partnership shall pay to the General Partners an
annual fee (the Incentive Management Fee) for their services (in their dual capacities as General Partners and Management Agent) in achieving high operating efficiency of the Apartment Complex, which fee for each fiscal year shall be in an amount equal to 90% of the available Cash Flow (after payment of any accrued and unpaid Reporting Fees, Asset Management Fees, Subordinated Loans, and unpaid and accrued interest on the Construction of Development Fee, as provided for in Section 10.2(a)).

ARTICLE XII

Books and Records, Accounting, Tax Elections, Etc.

12.1 Books and Records

	The Partnership shall maintain all books and records which are required under the Uniform Act or by any governmental agency having jurisdiction and may maintain such other books and records as the General Partners in their discretion deem advisable.
Every Limited Partner, or its duly authorized representatives, shall at all times have access to the records of the Partnership at the principal office of the Partnership at any and all reasonable times, and may inspect and copy any of such records.
A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership. The General Partners shall maintain and store all original tenant files in fire proof cabinets in a secure location. Microfiche or other similar storage technologies that are acceptable to the Investment Limited Partner may also be utilized.

12.2 Bank Accounts

	The bank accounts of the Partnership shall be maintained in the Partnership's name with such financial institutions as the General Partners shall determine. Withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners may determine. All deposits (including security deposits and other funds required to be escrowed by RECD) and other funds not needed in the operation of the business shall be deposited, if required by applicable law and to the extent permitted by RECD or Mortgage requirements, in interest-bearing accounts or invested in United States Government obligations maturing within one year.

12.3 Auditors

	(a)	The Auditors shall review and sign the tax returns of
the Partnership which are prepared by the General Partners.
Prior to the filing of the Partnership tax returns, and in no event later than February 1 of each year, the General Partners shall deliver the tax returns for such year to the Tax
Accountants for their review and comment. If a dispute arises between the Auditors and the Tax Accountants over the proper preparation of the tax returns, which cannot be resolved, then the Tax Accountants shall make the final decision on whether any changes are necessary. The Partnership shall reimburse Boston
Capital Communications Limited Partnership for all costs and expenses paid to the Tax Accountants for the aforementioned services.

	(b)	The Auditors shall review all annual financial
statements to the Partners in accordance with generally accepted auditing standards.

	(c) If the Partnership fails to fulfill any of its obligations under Section 12.7(a)(i) and/or Section 12.7(a)(ii) within the time periods set forth therein, at any time thereafter upon notice from the Special Limited Partner that a change in the identity of the Auditors is desired, the General Partners, on behalf of the Partnership, shall promptly terminate the Partnership's engagement of the Auditors, and the prior written consent of the Special Limited Partner must be received to the appointment of replacement Auditors. If no such consent is received to the appointment of replacement Auditors within thirty
(30) days of the notice from the Special Limited Partner to replace the Auditors, then the Special Limited Partner shall appoint replacement Auditors of its own choosing, the cost of which shall be borne by the Partnership as a Partnership expense. All Partners hereby grant to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law, coupled with an interest, to so appoint replacement Auditors and to anything else which in the view of the Special Limited Partner may be necessary or appropriate to accomplish the purposes of this Section 12.3(c).

	12.4 Cost Recovery and Elections

	(a)	With respect to all depreciable assets for which cost
recovery deductions are permitted, the Partnership shall elect to use, so far as permitted by the provisions of the Code, accelerated cost recovery methods. However, the Partnership may change to another method of cost recovery if such other method is, in the opinion of the Auditors, more advantageous to the Investment Limited Partner and the limited partners and/or holders of beneficial assignee certificates thereof.
Notwithstanding the foregoing, however, unless the Consent of the Investment Limited Partner is received permitting a different cost recovery schedule, the Partnership shall depreciate its personal and real property utilizing the alternative depreciation system of Section 168(g)(2) of the Code.


	(b)	Subject to the provisions of Section 12.5, all other
elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as will, in the opinion of the Auditors, be most advantageous to the Investment Limited Partner and the limited partners and/or holders of beneficial assignee certificates thereof.

12.5 Special Basis Adjustments

	In the event of a transfer of all or any part of the Interest of the Investment Limited Partner or a transfer of all or any part of an interest of a partner and/or holders of beneficial assignee certificates of the Investment Limited Partner, the Partnership shall elect, upon the request of the Investment Limited Partner, pursuant to Section 754 of the Code, to adjust the basis of the Partnership property. Any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner or partner or holder of beneficial assignee certificate thereof. Each Partner will furnish the Partnership all information necessary to give effect to such election.

12.6 Fiscal Year

	The fiscal and tax year of the Partnership shall be the calendar year. The books of the Partnership shall be kept on an accrual basis.

12.7 Information to Partners

	(a)	The General Partners shall cause to be prepared and
distributed to all Persons who were Partners at any time during a fiscal year of the Partnership:

	(i) By February 15 of each Calendar Year, an audited financial statement which includes (A) a balance sheet as of the end of such fiscal year, a statement of income, a statement of Partners' equity, and a statement of cash flows, each for the year then ended, all of which, except the statement of cash flows, shall be prepared in accordance with generally accepted accounting principles, and (B) a report of the activities of the Partnership during the period covered by the report. With respect to any distribution to the Investment Limited Partner, the report called for shall separately identify distributions from (1) Cash Flow from operations during the period, (2) Cash Flow from operations during a prior period which had been held as reserves, (3) proceeds from disposition of property and investments, (4) lease payments on net leases with builders and sellers, (5) reserves from the gross proceeds of the Capital Contribution of the Investment Limited Partner, (6) borrowed monies, and (7) transactions outside of the ordinary course of business with a description thereof.

	(ii) By February 1 of each Calendar Year, all information relating to the Partnership and/or the Apartment Complex which is necessary, in the view of the Tax Accountants, for the preparation of the Limited Partners' Federal income tax returns.

	(iii) Within thirty (30) days after the end of each quarter of a fiscal year of the Partnership, a report containing:

				(A)	a balance sheet, which may be unaudited;
			and

	(B)	a statement of income for the quarter then ended, which
may be unaudited; and

	(C)	a statement of cash flows for the quarter then ended,
which may be unaudited; and

	(D)	all other information which would be pertinent to a
reasonable investor regarding the Partnership and its activities during the quarter covered by the report.

	(b)	Within sixty (60) days after the end of each fiscal
year of the Partnership a copy of the annual report to be filed with the United States Treasury concerning the status of the Apartment Complex as low-income housing and, if required, a certificate to the appropriate state agency concerning the same.

	(c)	Upon the written request of the Investment Limited
Partner for further information with respect to any matter covered in item (a) or item (b) above, the General Partners shall furnish such information within thirty (30) days of receipt of such request.

	(d)	Prior to October 15 of each year, the Partnership shall
send to the Investment Limited Partner an estimate of the Investment Limited Partner's share of the tax credits, profits and losses of the Partnership for Federal income tax purposes for the current fiscal year. Such estimate shall be prepared by the General Partners and the Auditors.

	(e)	Within 15 days after the end of any calendar quarter
during which:

	(i) there is a material default by the Partnership under the Project Documents or in payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

	(ii) any reserve has been reduced or terminated by application of funds therein for purposes materially different from those for which such reserve was established,

	(iii) the General Partners have received any notice of a material fact which may substantially affect further distributions, or

	(iv) any Partner has pledged or collaterized its Interest in the Partnership, the General Partners shall send the Investment Limited Partner a detailed report of such event.

	(f)	After the Admission Date, the Partnership shall send to
the Investment Limited Partner, on or before the tenth day of each month, the monthly housing credit monitoring form, and copies of all applicable periodic reports covering the status of project operations from the previous period, as may be required by RECD.

	(g)	Within 15 days after each quarter of the Partnership's
fiscal year, the Partnership shall send to the Investment Limited
Partner a report on operations, in the form supplied by the Investment Limited Partner.

	(h)	Upon receipt, the Partnership shall send to the
Investment Limited Partner copies of the Form(s) 8609 evidencing the Tax Credit allocation.

	(i)	If the earlier of (A) the Completion Date or (B) the
date upon which tenants first occupied apartment units in the Apartment Complex shall have occurred six months or more prior to the date upon which the Investment Limited Partner acquired its Interest in the Partnership, then the General Partners shall cause to be prepared and delivered to the Investment Limited
Partner within 60 days of the Admission Date the following items:

	(i) An unaudited statement of income of the Partnership for the year (or such shorter period as there may be from the date of the most recent audited statement of income of the Partnership) ended on the date upon which the Investment Limited Partner acquired its Interest in the Partnership; and

	(ii) An audited statement of income of the Partnership for any fiscal year of the Partnership ending between (A) the earlier of (1) the Completion Date or (2) the date upon which tenants first occupied apartment units in the Apartment Complex and (B) the date upon which the Investment Limited Partner acquired its Interest in the Partnership.

	(j) Within thirty (30) days of the Completion Date, the General Partner shall prepare, or cause the Auditors to prepare, and deliver to each Limited Partner a Tax Credit basis worksheet for each building in the Apartment Complex, all in a form specified by BCCLP.

	(k)	By December 1 of each year, the Partnership shall send
to the Investment Limited Partner the Property's operating budget for the following year.

	(l)	If the General Partners do not cause the Partnership to
fulfill its obligations under Section 12.7(a)(i) and/or Section
12.7(a)(ii) within the time periods set forth therein, the General Partners may be required by the Investment Limited
Partner to pay as damages the sum of $150 per day to the Investment Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General
Partners, and failure to so pay shall constitute a material default of the General Partners hereunder. In addition, if the General Partners shall so fail to pay, the General Partners and their Affiliates shall forthwith cease to be entitled to the Annual Partnership Management Fee, and to the payment of any Cash
Flow or Capital Transaction proceeds to which they may otherwise be entitled hereunder. Such payments of the Annual Partnership
Management Fee, Cash Flow and Capital Transaction proceeds shall be restored only upon the payment of such damages in full, and any amount of such damages not so paid shall be deducted against payments of the Annual Partnership Management Fee, Cash Flow and
Capital Transaction proceeds otherwise due to the General
Partners or their Affiliates.

12.8 Expenses of the Partnership

	(a)	All expenses of the Partnership shall be billed
directly to and paid by the Partnership.

	(b)	Except in extraordinary circumstances, neither the
Investment General Partner nor any Affiliate thereof shall be permitted to contract or otherwise deal with the Partnership for the sale of goods or services or the lending of money to the Partnership or the General Partners, except for (1) management services, subject to the restrictions set forth in Article XI.B.,
(ii) loans made by, or guaranteed by, the Investment General Partner or any of its Affiliates, and (iii) those dealings, contracts or provision of services described in the Investment Partnership Agreement or in the Prospectus. Extraordinary circumstances shall only be presumed to exist where there is an emergency situation requiring immediate action and the services required are not immediately available from unaffiliated parties. All services rendered under such circumstances must be rendered pursuant to a written contract which must contain a clause allowing termination without penalty on sixty (60) days' notice. Goods and services provided under such circumstances must be provided at the lesser of actual cost or the price charged for such goods or services by independent parties.

	(c)	In the event extraordinary circumstances arise, the
Investment General Partner and its Affiliates may provide construction services in connection with the Apartment Complex. Neither the Investment General Partner nor any of its Affiliates shall provide such services unless it believes it has an adequate staff to do so and unless such provision of goods and construction services is part of its ordinary and ongoing business in which it has previously engaged, independent of the activities of the Investment Limited Partner. Any such services must be reasonable for and necessary to the Investment Limited Partner, actually furnished to the Investment Limited Partner, and provided at the lower of 10% of the construction contract rate with respect to the Apartment Complex or 90% of the competitive price charged for such services by independent parties for comparable goods and services in the same geographic location (except that in the case of transfer agent, custodial and similar banking-type fees, and insurance fees, the compensation, price or fee shall be at the lesser of costs or the compensation, price or fee of any other Person rendering comparable services as aforesaid). Cost of services as used herein means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services or other method of allocation acceptable to the accountants for the Investment Limited Partner.

	(d)	All services provided by the Investment General Partner
or any Affiliate thereof pursuant to Section 12.8(c) must be rendered pursuant to the Investment Partnership Agreement or a written contract which precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty upon sixty (60) days' notice to the Investment General Partner by a vote of a majority in interest of the limited partners and assignees of beneficial interests in the Investment Limited Partner.

	(e)	No compensation or fees may be paid by the Partnership
to the Investment General Partner or its Affiliates except as described in the Investment Partnership Agreement or in the Prospectus.

ARTICLE XIII

    General Provisions

13.1 Restrictions by Reason of Section 708 of the Code

	No Disposition may be made if the Interest sought to be Disposed of, when added to the total of all other Interests Disposed of within the period of twelve consecutive months prior to the proposed date of the Disposition, could, in the opinion of tax counsel to the Partnership, result in the termination of the Partnership under Section 708 of the Code. This Section 13.1 shall have no application to any required repurchase of the Investment Limited Partner's Interest. Any Disposition in contravention of any of the provisions of this Section 13.1 shall be void ab initio and ineffectual and shall not bind or be recognized by the Partnership. Notwithstanding the foregoing provisions of this Section 13.1, however, the Investment Limited Partner may waive the provisions of this Section 13.1 at any time as to a Disposition or a series of Dispositions, and in the event of such a waiver, this Section 13.1 shall have no force or effect upon such Disposition or Dispositions.

	13.2 Amendments to Certificate

	Within one hundred twenty (120) days after the end of any Partnership fiscal year in which the Investment Limited Partner shall have received any distributions under Article X, the General Partners shall file an amendment to this Agreement reducing by the amount of its allocable share of such distribution the amount of Capital Contribution of the Investment Limited Partner as stated in the last previous amendment to this Agreement. However, Schedule A shall not be amended on account of any such distribution.

	The Partnership shall amend the Certificate at least once each calendar quarter to effect the substitution of Substituted Limited Partners, although the General Partners may elect to do so more frequently. In the case of assignments, where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith hereunder.

	Notwithstanding the foregoing provisions of this Section 13.2, no such amendments to this Agreement need be filed by the General Partners if the Agreement is not required to and does not identify the Limited Partners or their Capital Contributions in such capacity.

13.3 Notices

	Any notice called for under this Agreement shall be in writing and shall be deemed adequately given if actually delivered or if sent by registered or certified mail, postage prepaid, to the party for whom such notice is intended at such party's last address of record on the Partnership books.

13.4 Word Meanings

	The words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, and each gender (masculine, feminine and neuter) shall include the other genders, unless the context requires otherwise. Each reference to a Section or an Article refers to the corresponding Section or Article of this Agreement, unless specified otherwise. References to Treasury Regulations
(permanent or temporary) or Revenue Procedures shall include any successor provisions.

13.5 Binding Effect

	The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

	13.6 Applicable Law

	This Agreement shall be construed and enforced in accordance with the laws of the State.


13.7 Counterparts

	This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

13.8 Financing Regulations

	So long as any of the Project Documents are in effect, (a) each of the provisions of this Agreement shall be subject to, and the General Partners covenant to act in accordance with, the Project Documents; (b) the Project Documents shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns to the extent expressly provided therein; (c) upon any dissolution of the Partnership or any transfer of the Apartment Complex, no title or right to the possession and control of the Apartment Complex and no right to collect the rent therefrom shall pass to any Person who is not, or does not become, bound by the Project Documents and other RECD documents in a manner satisfactory to the RECD; (d) no amendment to any provision of the Project Documents shall become effective without the prior written consent of RECD (if required); and (e) the affairs of the Partnership shall be subject to RECD regulation and no action shall be taken which would require the consent or approval of RECD unless the same is first obtained.
No new Partner shall be admitted to the Partnership, and no Partner shall withdraw from the Partnership or be substituted for without the consent of RECD (if such consent is then required).
No amendment to this Agreement relating to matters governed by RECD regulations or requirements shall become effective until the prior written consent of RECD (if required) to such amendment shall have been obtained.

	Any conveyance or transfer of title to all or any portion of the Apartment Complex required or permitted under this Agreement shall in all respects be subject to all conditions, approvals and other requirements of RECD rules and regulations applicable thereto.

13.9 Separability of Provisions

	Each provision of this Agreement shall be considered separable and (a) if for any reason any provision is determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and
(b) if for any reason any provision would cause the Investment Limited Partner to be bound by the obligations of the Partnership (other than the rules and regulations of RECD and the requirements of any other Lender), such provision or provisions shall be deemed void and of no effect.


13.10 Paragraph Titles

	All article and section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any article or section.

13.11 Amendment Procedure

	This Agreement may be amended by the General Partners only with the Consent of the Investment Limited Partner and the Special Limited Partner.

13.12 Time of Admission

	The Investment Limited Partner shall be deemed to have been admitted to the Partnership as of the Commencement Date for all purposes of this Agreement, including Article X hereof; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Investment Limited Partner be deemed admitted on a date other than as of the Commencement Date, then the General Partners shall select a permitted admission date which is most favorable to the Investment Limited Partner.

[NO FURTHER TEXT ON THIS PAGE]


	WITNESS the execution hereof under seal as of the 1st day of August, 1998.

ORIGINAL LIMITED PARTNER:		SPECIAL LIMITED PARTNER:
						BCTC 94, Inc.


/s/ William L. Patterson, Jr.			By: /s/ Bonnie Kate Fox
William L. Patterson, Jr.			Bonnie Kate Fox,
   							John P. Manning, its
							President

INVESTMENT LIMITED PARTNER:			GENERAL PARTNER

BOSTON CAPITAL TAX CREDIT			Home Properties of New
FUND IV, L.P.,					York, L.P., a New York
a Delaware limited partnership		limited partnership


By: Boston Capital Associates IV,		By: Home Properties of
    L.P., a Delaware limited			New York, Inc.,
    partnership, its general partner	its general partner


    By: C & M Associates d/b/a
        Boston Capital Associates,		 By:/s/ C. Terence Butwid
	   its general partner		    	C. Terence Butwid,
							   its duly authorized
							   Vice President

	   By: /s/ Bonnie Kate Fox
		 Bonnie Kate Fox,
		 Attorney-in-Fact for
		 John P. Manning,
		 a general partner


STATE OF ___________________	)
						) ss.
COUNTY OF __________________	)

	BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named William L. Patterson, Jr. who, being duly sworn, acknowledged that he did sign the foregoing instrument, that the statements therein contained are true and that the same is his free act and deed.

	WITNESS my hand and official seal this ______ day of _________, 1998.

						_________________________
						Notary Public
						_________________________
						Name (Printed)
						My Commission Expires:
						My County of Residence:

STATE OF ___________________	)
						) ss.
COUNTY OF __________________	)

	BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named C. Terence Butwid, the duly authorized Vice President of Home Properties of New York, Inc., which is the general partner of Home Properties of New York, L.P., who, being duly sworn, acknowledged that he did sign the foregoing instrument, that the statements therein contained are true and that the same is the duly authorized free act and deed of Home Properties of New York, L.P.

	WITNESS my hand and official seal this ______ day of _________, 1998.


						_________________________
						Notary Public


						_________________________
						Name (Printed)

						My Commission Expires:
						My County of Residence:

COMMONWEALTH OF MASSACHUSETTS )
						)ss.
COUNTY OF SUFFOLK			)

	BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named Bonnie Kate Fox, Attorney-in-Fact for John P. Manning, known to me to be a general partner of C & M Associates d/b/a Boston Capital Associates, which is the general partner of Boston Capital Associates IV, L.P., which is the general partner of Boston Capital Tax Credit Fund IV, L.P., who, being duly sworn, acknowledged that she did sign the foregoing instrument, that the statements therein contained are true and that the same is the duly authorized free act and deed of Boston Capital Tax Credit Fund IV, L.P..

	WITNESS my hand and official seal this ______ day of _________, 1998.

						_________________________
						Notary Public

						_________________________
						Name (Printed)

						My Commission Expires:
						My County of Residence:


COMMONWEALTH OF MASSACHUSETTS	)
						) ss.
COUNTY OF SUFFOLK			)

	BEFORE ME, the undersigned Notary Public in and for said county and commonwealth, personally appeared the above-named Bonnie Kate Fox, Attorney-in-Fact for John P. Manning, known to me to be the President of BCTC 94, Inc., who, being duly sworn, acknowledged that she did sign the foregoing instrument and that the same is the duly authorized free act and deed of BCTC 94, Inc.

	WITNESS my hand and official seal this ___ day of _____________ 1998.

						__________________________
						Notary Public

						__________________________
						Name (Printed)
						My Commission Expires:
						My County of Residence:


LAKE CITY LIMITED PARTNERSHIP

Schedule A

   As of

     August 1, 1998


General Partners					Capital Contribution

Home Properties of New York, L.P.			$100
850 Clinton Square
Rochester, NY 14604

Special Limited Partner

BCTC 94, Inc.						$10
c/o Boston Capital Partners
One Boston Place
Boston, MA 02108


  Investment		Total Agreed-to	     	      Paid-In
Limited Partner		Capital Contribution	Capital
Contribution*

Boston Capital			$240,900	      	$144,540
  Tax Credit Fund
  IV, L.P.
c/o Boston Capital
  Partners, Inc.
One Boston Place
Boston, MA 02108


____________________________
*Paid-in Capital Contribution as of the date of this Schedule A.
Future Installments of Capital Contribution are subject to adjustment and are due at the times and subject to the conditions set forth in the Agreement to which this Schedule is attached.